                                                                    CONSECO LOGO

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 22, 1998)

                        12,000,000 PREFERRED SECURITIES

                          CONSECO FINANCING TRUST VII
           9.44% TRUST ORIGINATED PREFERRED SECURITIES(SM)("TOPrS(SM)")
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                    FULLY AND UNCONDITIONALLY GUARANTEED BY

                                 CONSECO, INC.
                             ----------------------

                                   THE TRUST:

Conseco Financing Trust VII is a Delaware business trust which will:

- sell preferred securities to the public;

- sell common securities to Conseco;

- use the proceeds from these sales to buy an equal principal amount of 9.44% Deferrable Interest Subordinated Debentures due 2029 of Conseco; and

- distribute the cash payments it receives from Conseco on the debentures to the holders of the preferred securities and the common securities.

                            QUARTERLY DISTRIBUTIONS:

- For each preferred security that you own, you will receive cumulative cash distributions accumulating from August 31, 1999 at an annual rate of 9.44% of the liquidation amount of $25 per preferred security, on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 1999.

- Conseco may defer interest payments on the debentures at any time, and from time to time, for up to 20 consecutive quarterly periods. If Conseco does defer interest payments, the Trust will also defer payment of distributions on the preferred securities to you. However, deferred distributions will themselves accumulate distributions at an annual rate of 9.44% (to the extent permitted by law).

                              OPTIONAL REDEMPTION:

- The Trust may redeem some or all of the preferred securities at times discussed herein at a redemption price equal to $25 per preferred security plus accumulated distributions, if any.

                                    CONSECO:

- Conseco will effectively guarantee, fully and unconditionally, the payment by the Trust of amounts due on the preferred securities as discussed herein and in the accompanying prospectus.

     We plan to list the preferred securities on the New York Stock Exchange under the symbol "CNCPrH." Trading on the New York Stock Exchange is expected to commence within 30 days after the preferred securities are first issued.

     INVESTING IN THE PREFERRED SECURITIES INVOLVES CERTAIN RISKS WHICH ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT.
                             ----------------------

                                                              PER
                                                           TOPrS(SM)       TOTAL
                                                           ---------       -----
Public offering price(1).................................   $25.00      $300,000,000
Underwriting commission to be paid by Conseco............   $.7875        $9,450,000
Proceeds, before expenses, to the Trust..................   $25.00      $300,000,000

          (1) Plus accumulated distributions from August 31, 1999, if settlement occurs after that date

     The underwriters may also purchase up to an additional 1,800,000 preferred securities at the public offering price within 30 days after the date of this prospectus supplement to cover over-allotments. Conseco will pay the underwriting commission for each additional preferred security purchased.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The preferred securities will be ready for delivery in book-entry form only through The Depository Trust Company on or about August 31, 1999.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------

A.G. EDWARDS & SONS, INC.
                     LEHMAN BROTHERS
                                         PAINEWEBBER INCORPORATED
                                                       PRUDENTIAL SECURITIES
                             ----------------------
CIBC WORLD MARKETS                                    CREDIT SUISSE FIRST BOSTON
                             ----------------------

           The date of this prospectus supplement is August 26, 1999.

(sm)"Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
                       PROSPECTUS SUPPLEMENT
Summary Information -- Q&A..................................     S-3
Risk Factors................................................     S-6
Conseco Financing Trust VII.................................     S-8
Capitalization..............................................    S-10
Ratios of Earnings to Fixed Charges and Earnings to Fixed
  Charges, Preferred Stock Dividends and Distributions on
  Company-obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trusts...........................    S-11
Use of Proceeds.............................................    S-11
Selected Consolidated Financial Data........................    S-12
Conseco.....................................................    S-15
Description of Securities...................................    S-17
Certain Terms of the Preferred Securities...................    S-17
Certain Terms of the Debentures.............................    S-23
Certain United States Federal Income Tax Consequences.......    S-26
ERISA Considerations........................................    S-30
Underwriting................................................    S-32
Legal Matters...............................................    S-34
Experts.....................................................    S-35

                             PROSPECTUS
Available Information.......................................       3
Incorporation of Certain Documents by Reference.............       4
The Company.................................................       5
The Conseco Trusts..........................................       5
Use of Proceeds.............................................       6
Ratios of Earnings to Fixed Charges and Earnings to Fixed
  Charges and Preferred Stock Dividends and Earnings to
  Fixed Charges, Preferred Stock Dividends and Distributions
  on Company-obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trusts...........................       6
Description of Debt Securities..............................       7
Description of Capital Stock................................      16
Description of Depositary Shares............................      20
Description of Warrants.....................................      23
Description of Preferred Securities of the Conseco Trusts...      23
Description of the Trust Guarantees.........................      25
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................      27
Plan of Distribution........................................      28
Special Note Regarding Forward-Looking Statements...........      29
Legal Matters...............................................      30
Experts.....................................................      30

                            ------------------------

     You should rely only on the information contained or incorporated by reference in this prospectus supplement or the prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement or the prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.

     The following information concerning Conseco, the Trust, the preferred securities, the trust guarantee and the subordinated debentures adds to, and should be read in conjunction with, the information contained in the accompanying prospectus. Capitalized terms used in this prospectus supplement have the same meaning as in the accompanying prospectus. Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters' over-allotment option.

                           SUMMARY INFORMATION -- Q&A

     This prospectus supplement and the accompanying prospectus are referred to collectively as the "Prospectus Documents" and should be read together. This summary highlights selected information from the Prospectus Documents to help you understand the preferred securities. You should carefully read the Prospectus Documents to understand fully the terms of the preferred securities, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the preferred securities. You should pay special attention to the "Risk Factors" section beginning on page S-6 of this prospectus supplement to determine whether an investment in the preferred securities is appropriate for you.

     For your convenience, we make reference to specific page numbers in this prospectus supplement (pages S-1 through S-35) and the accompanying prospectus (pages 1 through 30) for more detailed information regarding some of the terms and concepts used throughout this prospectus supplement.

WHAT ARE THE PREFERRED SECURITIES?

     Each preferred security represents an undivided beneficial interest in the assets of the Trust. The underwriters are offering 12,000,000 preferred securities at a public offering price of $25 for each preferred security. The underwriters may also purchase up to an additional 1,800,000 preferred securities at the public offering price within 30 days after the date of this prospectus supplement to cover over-allotments, if any. See "Underwriting" on page S-32.

WHO IS THE TRUST?

     Conseco Financing Trust VII, referred to as the Trust, is a Delaware business trust. The Trust will sell its preferred securities to the public and its common securities to Conseco. The Trust will use the proceeds from these sales to buy a series of 9.44% Deferrable Interest Subordinated Debentures due 2029 (the "debentures") from Conseco with the same economic terms as the preferred securities.

     There are four trustees of the Trust. Two of the trustees are officers of Conseco, referred to as the "administrative trustees." State Street Bank and Trust Company will act as the property trustee of the Trust and First Union Trust Company, National Association will act as the Delaware trustee.

     State Street Bank will act as the property trustee and First Union Trust Company, National Association will act as the Delaware Trustee, in each case until removed or replaced by the holder of the common securities. For the purposes of compliance with the provisions of the Trust Indenture Act, State Street Bank will also act as indenture trustee under the trust guarantee.

WHO IS CONSECO?

     We are a financial services holding company. We conduct and manage our business through two operating segments, reflecting our major lines of business:
(1) insurance and fee-based operations and (2) finance operations. Our insurance subsidiaries develop, market and administer supplemental health insurance, annuity, individual life insurance, individual and group major medical insurance and other insurance products. Our finance subsidiaries make, purchase, sell and service consumer and commercial finance loans throughout the United States.

     Our principal executive offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana 46032. Our telephone number is (317) 817-6100.

WHEN WILL YOU RECEIVE QUARTERLY DISTRIBUTIONS ON THE PREFERRED SECURITIES?

     If you purchase the preferred securities, you will be entitled to receive cumulative cash distributions at an annual rate of 9.44% of the liquidation amount of $25 per preferred security. Distributions will accumulate from August 31, 1999 and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 1999.

WHEN CAN PAYMENT OF YOUR DISTRIBUTIONS BE DEFERRED?

     Conseco may, on one or more occasions, defer interest payments on the debentures for up to 20 consecutive quarterly periods unless an event of default under the debentures has occurred and is continuing. See page 11 for a description of the events of default under the debentures. A deferral of interest payments cannot extend beyond the stated maturity date of the debentures (which is September 30, 2029), unless the maturity date is changed at the option of Conseco.

     If Conseco defers interest payments on the debentures, the Trust will also defer its distributions on the preferred securities to you. During this deferral period, distributions will continue to accumulate on the preferred securities at an annual rate of 9.44% of the liquidation amount of $25 per preferred security. Also, the deferred distributions will themselves accumulate distributions at an annual rate of 9.44% (to the extent permitted by law). Once Conseco makes all deferred interest payments on the debentures, with accrued interest, it may again defer interest payments on the debentures if no event of default under the debentures has then occurred and is continuing.

     During any period in which Conseco defers interest payments on the debentures, Conseco will not be permitted to (with certain exceptions described on pages S-24 and S-25):

     - pay a dividend or make any other payment or distribution on its capital stock;

     - redeem, purchase or make a liquidation payment on any of its capital stock; or

     - make a principal, premium or interest payment, or repurchase or redeem, any of its debt securities that rank equal with or junior to the debentures.

     If Conseco defers interest payments on the debentures, you will be required to accrue interest income for United States federal income tax purposes before you receive cash distributions. See "Certain United States Federal Income Tax Consequences" on page S-26 and "Risk Factors -- Ability to Defer Distributions Has Tax Consequences For You and May Affect the Trading Price of the Preferred Securities" on page S-7.

WHEN CAN THE TRUST REDEEM THE PREFERRED SECURITIES?

     The Trust will redeem all of the outstanding preferred securities when the debentures are paid either at maturity on September 30, 2029, or upon early redemption.

     Conseco will redeem the debentures when the debentures are paid at maturity on September 30, 2029, unless the maturity date is changed at the option of Conseco, and may redeem the debentures, in whole or, on or after August 31, 2004, in part, before their maturity at a redemption price equal to 100% of the principal amount being redeemed plus accrued and unpaid interest to the date of redemption:

     - on one or more occasions any time on or after August 31, 2004; and

     - before August 31, 2004, if certain changes in tax or investment company law occur or will occur within 90 days (each of which is a "Special Event" more fully described on pages S-18 and S-19).

     If Conseco redeems any debentures before their maturity, the Trust will use the cash it receives on the redemption of the debentures to redeem, on a pro rata basis, preferred securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of the debentures redeemed, unless an event of default under the amended and restated declaration of trust of the Trust, referred to as the "trust agreement," has occurred and is continuing, in which case the preferred securities will be redeemed before any common securities. An event of default with respect to the debentures or the trust guarantee constitutes an event of default under the trust agreement. See pages 11 and 26 for a description of an event of default in respect of the debentures and the trust guarantee. The redemption price will be equal to $25 per security plus accumulated distributions, if any.

     The debentures mature on September 30, 2029, which date may be extended at any time at the election of Conseco for one or more periods for up to 20 consecutive quarters, but in no event to a date later than the earlier of September 30, 2048 or the interest deduction date (referred to on page S-24), provided that certain financial conditions are met. The maturity date may be shortened to a date not earlier than August 31, 2004 if Conseco chooses to liquidate the Trust and distribute the debentures, subject to the receipt of any consents required by the terms of any indebtedness of Conseco which may be outstanding from time to time.

WHAT IS THE NATURE OF CONSECO'S GUARANTEE OF THE PREFERRED SECURITIES?

     Conseco will fully and unconditionally guarantee the preferred securities based on:

     - its obligations to make payments on the debentures;

     - its obligations under its guarantee of the preferred securities, referred to as the "preferred securities guarantees"; and

     - its obligations under the trust agreement and its subordinated indenture, referred to as the "indenture".

     If Conseco does not make a required payment on the debentures, the Trust will not have sufficient funds to make the related payment on the preferred securities. The preferred securities guarantee does not cover payments on the preferred securities when the Trust does not have sufficient funds to make such payments. Conseco's obligations under the debentures are junior to its obligations to make payments on its Senior Indebtedness (as such term is defined on page S-23), while Conseco's obligations under the preferred securities guarantee are junior to its obligations to make payments on all of its other liabilities, except as discussed elsewhere in the Prospectus Documents. See "Risk Factors -- Conseco's Obligations Under the Debentures and the Preferred Securities Guarantee Are Subordinated" on page S-6.

WHEN CAN THE DEBENTURES BE DISTRIBUTED TO YOU?

     Conseco, as the sponsor of the Trust, has the right to dissolve the Trust at any time if the dissolution and any distribution of the debentures would not result in a taxable event to holders of the preferred securities. If Conseco exercises this right to dissolve the Trust, the Trust will be liquidated by distribution of the debentures to holders of the preferred securities and the common securities.

WHAT HAPPENS IF THE TRUST IS DISSOLVED AND THE DEBENTURES ARE NOT DISTRIBUTED?

     The Trust may also be dissolved in circumstances where the debentures will not be distributed to you. In those situations, after satisfaction of creditors of the Trust, if any, the Trust will be obligated to pay in cash the liquidation amount of $25 for each preferred security plus accumulated distributions to the date such payment is made. The Trust will be able to make this liquidation distribution only if the debentures are redeemed by Conseco.

WILL THE PREFERRED SECURITIES BE LISTED ON A STOCK EXCHANGE?

     We plan to list the preferred securities on the New York Stock Exchange under the symbol "CNCPrH." Trading of the preferred securities on the New York Stock Exchange is expected to commence within 30 days after the preferred securities are first issued. You should be aware that the listing of the preferred securities will not necessarily ensure that a liquid trading market for the preferred securities will develop or be maintained.

     If the Trust distributes the debentures, Conseco will use its best efforts to list them on the New York Stock Exchange or any other exchange or other organization on which the preferred securities are then listed.

IN WHAT FORM WILL THE PREFERRED SECURITIES BE ISSUED?

     The preferred securities will be represented by one or more global securities that will be deposited with, and registered in the name of, The Depository Trust Company, New York, New York ("DTC") or its nominee. This means that you will not receive a certificate for your preferred securities but, instead, will hold your interest through DTC's system. The preferred securities will be ready for delivery through DTC on or about August 31, 1999.

                                  RISK FACTORS

     Your investment in the preferred securities will involve certain risks. You should carefully consider the following discussion of risks, and the other information included or incorporated by reference in the Prospectus Documents, before deciding whether an investment in the preferred securities is suitable for you.

CONSECO'S OBLIGATIONS UNDER THE DEBENTURES AND THE PREFERRED SECURITIES GUARANTEE ARE SUBORDINATED

     Conseco's obligations under the debentures are unsecured and will rank junior in priority of payment to Conseco's Senior Indebtedness. This means that Conseco cannot make any payments of principal (including redemption payments) or interest on the debentures if it defaults on a payment on its Senior Indebtedness. In addition, if the maturity of the debentures is accelerated, then holders of Senior Indebtedness will be entitled to be paid in full before Conseco makes any payment on the debentures. In the event of the bankruptcy, liquidation or dissolution of Conseco, its assets would be available to pay obligations under the debentures only after all payments had been made on its Senior Indebtedness. At June 30, 1999, on a pro forma basis, as if on that date Conseco and the Trust had issued and sold the preferred securities and the debentures and applied the estimated net proceeds thereof, approximately $290 million, as described in this prospectus supplement, the total amount of Conseco's Senior Indebtedness would have been approximately $39.5 billion. See "Capitalization" on page S-10 and "Use of Proceeds" on page S-11.

     Conseco's obligations under the preferred securities guarantee are unsecured and will rank in priority of payment:

     - junior to all of Conseco's other liabilities, except those liabilities made equal with or junior to the preferred securities guarantee by their terms; and

     - senior to all of Conseco's capital stock now outstanding or issued in the future, including its common stock, and with any guarantee issued by it now or in the future in respect of its capital stock or the capital stock of any of its affiliates, including other business trusts like the Trust.

     This means that Conseco cannot make any payments on the preferred securities guarantee if it defaults on a payment of any of its other liabilities, except those liabilities made equal with or junior to the preferred securities guarantee by their terms. In the event of the bankruptcy, liquidation or dissolution of Conseco, its assets would be available to pay obligations under the preferred securities guarantee only after all payments had been made on its other liabilities (except those liabilities made equal with or junior to the preferred securities guarantee by their terms).

     Neither the debentures nor the preferred securities guarantee will limit the ability of Conseco and its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the debentures and the preferred securities guarantee.

     For more information, see "Certain Terms of the Debentures
 -- Subordination" on page S-23 and "Description of Trust Guarantees -- Status of the Trust Guarantees" on page 27.

PREFERRED SECURITIES GUARANTEE COVERS PAYMENTS ONLY IF THE TRUST HAS CASH AVAILABLE

     The ability of the Trust to pay distributions on the preferred securities, the redemption price of the preferred securities and the liquidation amount of each preferred security is solely dependent upon Conseco making the related payments on the debentures when due.

     If Conseco defaults on its obligation to pay principal (including redemption payments) or interest on the debentures, the Trust will not have sufficient funds to pay distributions, the redemption price or the liquidation amount of each preferred security. In those circumstances, you will not be able to rely upon the preferred securities guarantee for payment of these amounts because the preferred securities guarantee covers such payment only when the Trust has sufficient funds on hand but fails to make such payment.

     Instead, you may:

     - seek legal redress against Conseco directly or seek other remedies to collect your pro rata share of payments owed; or

     - rely on the property trustee to enforce the Trust's rights under the debentures.

ABILITY TO DEFER DISTRIBUTIONS HAS TAX CONSEQUENCES FOR YOU AND MAY AFFECT THE TRADING PRICE OF THE PREFERRED SECURITIES

     So long as no event of default under the debentures has occurred and is continuing, Conseco may, on one or more occasions, defer interest payments to the Trust on the debentures as described in this prospectus supplement. See "Certain Terms of the Debentures -- Option to Extend Interest Payment Period" on page S-24. If Conseco defers interest payments on the debentures, the Trust will defer distributions on the preferred securities to you during any deferral period.

     If Conseco defers interest payments on the debentures, you will be required to accrue interest income, as original issue discount or "OID", in respect of the deferred stated interest allocable to your share of the preferred securities for United States federal income tax purposes. As a result, you will include such income in gross income for United States federal income tax purposes prior to the receipt of any cash distributions. In addition, you will not receive cash from the Trust related to such income if you dispose of your preferred securities prior to the record date on which distributions of such amounts are made.

     Conseco has no current intention of deferring interest payments on the debentures. However, if Conseco exercises its right to do so in the future, the preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the debentures. If you sell the preferred securities during an interest deferral period, you may not receive the same return on investment as someone else who continues to hold the preferred securities. In addition, the existence of Conseco's right to defer payments of interest on the debentures may mean that the market price for the preferred securities (which represent an undivided beneficial interest in the debentures) may be more volatile than other securities that do not have this right.

     See "Certain United States Federal Income Tax Consequences" on page S-26 for more information regarding United States federal income tax consequences.

PREFERRED SECURITIES MAY BE REDEEMED BEFORE AUGUST 31, 2004 IF A SPECIAL EVENT OCCURS

     Upon the occurrence of a Special Event before August 31, 2004, Conseco may redeem the debentures, in whole, but not in part, at a redemption price equal to 100% of the principal amount thereof plus any accrued and unpaid interest to the redemption date. The Trust will use the cash it receives on any such redemption of the debentures to redeem an equivalent liquidation amount of the preferred securities and the common securities on a pro rata basis, unless an event of default under the trust agreement has occurred and is continuing, in which case the preferred securities will be redeemed before any common securities.

     See "Certain Terms of the Preferred Securities -- Special Event Redemption" on page S-18 for more information.

PREFERRED SECURITIES MAY BE REDEEMED ON OR AFTER AUGUST 31, 2004 AT CONSECO'S OPTION

     At Conseco's option, the debentures may be redeemed, in whole or in part, at any time on or after August 31, 2004 at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date. See "Certain Terms of the Debentures -- Redemption" on page S-24. You should assume that Conseco will exercise its redemption option when prevailing interest rates at the time are lower than the interest rate on the debentures, so that the redemption proceeds generally will not be able to be reinvested in a comparable security at as high a rate. If Conseco exercises such redemption option, the Trust will use the cash it receives on the redemption of the debentures to redeem an equivalent liquidation amount of the preferred securities and the common securities on a pro rata basis, unless an event of default under the trust agreement has occurred and is continuing, in which case the preferred securities will be redeemed before any common securities.

     See "Certain Terms of the Preferred Securities -- Redemption" on page S-18 for more information.

DISTRIBUTION OF DEBENTURES MAY HAVE A POSSIBLE ADVERSE EFFECT ON TRADING PRICE

     Conseco has the right to dissolve the Trust at any time if such dissolution and any distribution of the debentures would not result in a taxable event to the holders of the preferred securities. If Conseco dissolves the Trust, the Trust will be liquidated by distribution of the debentures to holders of the preferred securities and the common securities.

     Under current United States federal income tax laws, a distribution of debentures to you on the dissolution of the Trust would not be a taxable event to you. Nevertheless, if the Trust is classified for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved, the distribution of debentures to you would be a taxable event. In addition, if there is a change in law, a distribution of debentures to you on the dissolution of the Trust could also be a taxable event.

     Although Conseco will use its best efforts to list the debentures on the New York Stock Exchange (or any other exchange or organization on which the preferred securities are then listed) if they are distributed, we cannot assure you that the debentures will be approved for listing or that a liquid trading market for the debentures will develop or be maintained.

     Conseco cannot predict the market prices for the debentures that may be distributed. Accordingly, the debentures that you receive on a distribution, or the preferred securities you hold pending such a distribution, may trade at a discount to the price that you paid to purchase the preferred securities.

     Because you may receive debentures, you should make an investment decision with regard to the debentures in addition to the preferred securities. You should carefully review all the information regarding the debentures contained in the Prospectus Documents. See "Certain United States Federal Income Tax Consequences -- Receipt of Debentures or Cash Upon Liquidation of the Trust" on page S-28 for more information.

LIMITED VOTING RIGHTS

     You will have limited voting rights. In general, unless an event of default under the trust agreement has occurred and is continuing, only Conseco may elect or remove any of the trustees, and in no event may holders of the preferred securities remove the administrative trustees.

     See "The Conseco Trusts" on page 5 and "Certain Terms of the Preferred Securities -- Voting Rights" on page S-19 for more information.

                          CONSECO FINANCING TRUST VII

GENERAL

     The Trust is a statutory business trust formed under Delaware law. The declaration of trust for the Trust will be amended and restated in its entirety, referred to as the declaration, substantially in a form to be filed as an exhibit to a Current Report on Form 8-K filed by Conseco and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. The declaration will be qualified as an indenture under the Trust Indenture Act. Upon issuance of the preferred securities, the purchasers thereof will own all of the preferred securities. Conseco will directly or indirectly acquire common securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Trust and will own all of the issued and outstanding common securities. The Trust exists for the exclusive purposes of:

     - issuing the trust securities representing undivided beneficial interests in the assets of the Trust,

     - investing the gross proceeds of the trust securities in the debentures and

     - engaging in only those other activities necessary, appropriate, convenient or incidental thereto.

The Trust has a term of approximately 55 years, but may be terminated earlier as provided in the declaration.

     Pursuant to the declaration, the number of trustees initially is four. Two of the trustees will be persons who are employees or officers of or who are affiliated with Conseco. The third trustee will be a financial institution unaffiliated with Conseco that will serve as property trustee under the declaration and as indenture trustee for the purposes of the Trust Indenture Act. The fourth trustee will be a natural person who is a resident of the State of Delaware or a legal entity which maintains its principal place of business in the State of Delaware and meets the requirements of applicable law. State Street Bank will act as the property trustee and First Union Trust Company, National Association will act as the Delaware trustee, in each case until removed or replaced by the holder of the common securities. For purposes of compliance with the provisions of the Trust Indenture Act, State Street Bank will also act as indenture trustee under the trust guarantee. See "Description of the Trust Guarantees" on page 25.

     The property trustee will hold title to the debentures for the benefit of the Trust and the holders of the trust securities and, so long as the debentures are held by the Trust, the property trustee will have the power to exercise all rights, powers, and privileges of a holder of debentures under the indenture. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the debentures for the benefit of the holders of the trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from the property account. The preferred securities guarantee trustee will hold the trust guarantee for the benefit of the holders of the preferred securities. Conseco, as the direct or indirect holder of all the common securities, will have the right to appoint, remove or replace any trustee (subject to the limitations set forth in the declaration) and to increase or decrease the number of trustees. Conseco will pay all fees, expenses, debts and obligations (other than with respect to the trust securities) related to the Trust and the offering of the preferred securities.

     The rights of the holders of the preferred securities, including economic rights, rights to information and voting rights are set forth in the declaration, the Delaware Business Trust Act, as amended, the indenture and the Trust Indenture Act. See "Certain Terms of the Preferred Securities" on page S-17.

ACCOUNTING TREATMENT

     The financial statements of the Trust will be reflected in Conseco's consolidated financial statements, with the preferred securities shown as "Company-obligated mandatorily redeemable preferred securities of subsidiary trusts" under minority interest in consolidated subsidiaries. In a footnote to Conseco's audited financial statements there will be included a statement that the Trust is wholly-owned by Conseco and that the sole asset of the Trust is the debentures (indicating the principal amount, interest rate and maturity date thereof). See "Capitalization" on page S-10.

                                 CAPITALIZATION

     The following table sets forth the unaudited consolidated capitalization of Conseco at June 30, 1999: (i) as reported; and (ii) as adjusted on a pro forma basis to reflect, as if such events had occurred on June 30, 1999, (A) the issuance of the preferred securities described in this prospectus supplement and the use of proceeds therefrom, (B) the issuance on August 20, 1999 of redeemable hybrid income overnight shares (known as RHINOS) by Conseco Financing Trust XI, a wholly owned subsidiary of Conseco, and the use of proceeds therefrom, and (C) the redemption on August 23, 1999 of the 6.5% convertible subordinated notes due 2003. This table should be read in conjunction with Conseco's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, and Conseco's Annual Report on Form 10-K for the year ended December 31, 1998, both of which are incorporated by reference herein. See "Incorporation of Certain Documents by Reference" on page 4.

                                                                   JUNE 30, 1999
                                                              ------------------------
                                                              AS REPORTED    PRO FORMA
                                                              -----------    ---------
                                                               (DOLLARS IN MILLIONS)
Notes payable and commercial paper:
  Finance:
     Bank credit facilities.................................   $ 1,163.4     $ 1,163.4
     Master repurchase agreements due on various dates in
      1999 and 2000.........................................     1,009.1       1,009.1
     Credit facility collateralized by retained interests in
      securitizations due 2000..............................       500.0         140.0(a)
     10.25% senior subordinated notes due 2002..............       193.6         193.6
     Medium term notes due October 1999 to April 2003.......       238.7         238.7
     Other..................................................         3.2           3.2
  Corporate:
     Commercial paper.......................................       763.0         589.2(a)
     Bank credit facilities.................................        86.6         175.4(a)
     Notes payable to Leucadia National Corporation.........       400.0         400.0
     6.4% notes due 2001....................................       550.0         550.0
     6.4% notes due 2003....................................       250.0         250.0
     6.5% convertible subordinated notes due 2003...........        86.0            --(b)
     6.8% senior notes due 2005.............................       250.0         250.0
     7.6% senior notes due 2001.............................       275.0         275.0
     7.875% notes due 2000..................................       150.0         150.0
     8.125% senior notes due 2003...........................        63.5          63.5
     10.5% senior notes due 2004............................        24.5          24.5
     Other..................................................        12.1          12.1
                                                               ---------     ---------
     Total principal amount.................................     6,018.7       5,487.7
  Unamortized net discount..................................       (15.4)        (15.4)
                                                               ---------     ---------
     Total notes payable and commercial paper...............     6,003.3       5,472.3
Minority interest:
  Company-obligated mandatorily redeemable preferred
     securities of subsidiary trusts........................     2,100.2       2,634.0(c)
Shareholders' equity:
  Common stock and additional paid-in capital, no par value;
     1,000,000,000 shares authorized; 326,730,615 shares
     outstanding............................................     2,940.5       2,940.5
  Accumulated other comprehensive loss......................      (547.3)       (547.3)
  Retained earnings.........................................     2,963.4       2,963.4
                                                               ---------     ---------
     Total shareholders' equity.............................     5,356.6       5,356.6
                                                               ---------     ---------
     Total capitalization...................................   $13,460.1     $13,462.9
                                                               =========     =========

---------------
(a) The pro forma amounts reflect the use of the proceeds from the issuance of preferred securities described in this prospectus supplement and the private placement of RHINOS and amounts required to redeem the 6.5% convertible subordinated notes due 2003. At the time of the private placement of RHINOS, Conseco agreed to issue $250 million of its common stock in one or more public offerings prior to February 20, 2002.

(b) The 6.5% convertible subordinated notes due 2003 were redeemed on August 23, 1999.

(c) The pro forma amount reflects the issuance of: (i) preferred securities described in this prospectus supplement; and (ii) the private placement of $250 million par value of RHINOS, which have a distribution rate based on LIBOR plus 2.25% reset quarterly and mature on May 20, 2002.

                      RATIOS OF EARNINGS TO FIXED CHARGES
            AND EARNINGS TO FIXED CHARGES, PREFERRED STOCK DIVIDENDS
               AND DISTRIBUTIONS ON COMPANY-OBLIGATED MANDATORILY
              REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUSTS

     The following table sets forth Conseco's ratios of earnings to fixed charges, and earnings to fixed charges, preferred stock dividends and distributions on Company-obligated mandatorily redeemable preferred securities of subsidiary trusts for each of the five years ended December 31, 1998 and for the six months ended June 30, 1999 and 1998. Such ratios are based on the financial information contained in Conseco's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 and Conseco's Annual Report on Form 10-K for the year ended December 31, 1998, both of which are incorporated by reference herein.

                                                  SIX MONTHS ENDED
                                                      JUNE 30,              YEAR ENDED DECEMBER 31,
                                                  ----------------   --------------------------------------
                                                   1999      1998    1998     1997    1996    1995    1994
                                                  -------   ------   -----   ------   -----   -----   -----
Ratio of earnings to fixed charges:
  As reported...................................   5.16x    1.39x    3.30x    5.55x   4.85x   4.94x   5.80x
  Excluding interest expense on debt related to
    finance receivables and other
    investments(a)..............................  11.92x    2.05x    6.79x   13.00x   7.80x   7.36x   9.28x
Ratio of earnings to fixed charges, preferred
 stock dividends and distributions on
 Company-obligated mandatorily redeemable
 preferred securities of subsidiary trusts:
  As reported...................................   3.73x    1.08x    2.47x    4.10x   3.74x   4.14x   4.48x
  Excluding interest expense on debt related to
    finance receivables and other
    investments(a)..............................   5.93x    1.15x    3.68x    6.72x   5.11x   5.61x   6.14x

---------------
(a) These ratios are included to assist the reader in analyzing the impact of interest expense on debt related to finance receivables and other investments (which is generally offset by interest earned on finance receivables and other investments financed by such debt). Such ratios are not intended to, and do not, represent the following ratios prepared in accordance with generally accepted accounting principles: the ratio of earnings to fixed charges; or the ratio of earnings to fixed charges, preferred dividends and distributions on Company-obligated mandatorily redeemable preferred securities of subsidiary trusts.

                                USE OF PROCEEDS

     The proceeds from the sale of the preferred securities will be invested by the Trust in debentures of Conseco issued pursuant to the indenture described herein. Conseco intends to use approximately $200 million of the net proceeds from the debentures to repay amounts outstanding under a credit facility. The weighted average interest rate of such credit facility is 7.27% and such borrowings must be repaid by February 12, 2000. The balance of the net proceeds from the debentures will be used to repay commercial paper which Conseco issued in July and August 1999 to provide working capital. The weighted average interest rate of such commercial paper borrowings is 5.47% and such borrowings must be repaid on August 31, 1999.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     Conseco's selected consolidated financial data are based on and derived from, and should be read in conjunction with Conseco's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, and Conseco's Annual Report on Form 10-K for the year ended December 31, 1998, and the related notes thereto, which give retroactive effect to the Green Tree Merger on June 30, 1998, which has been accounted for as a pooling of interests. Conseco's consolidated balance sheets at December 31, 1998 and 1997, and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1998, 1997 and 1996 and notes thereto were audited by PricewaterhouseCoopers LLP, independent accountants, except for the consolidated financial statements of Green Tree as of and for the years ended December 31, 1997 and 1996 (which financial statements are consolidated with those of Conseco and for which separate financial data are not presented herein) which were audited by KPMG LLP. Conseco's consolidated financial statements as of December 31, 1998 and 1997, and for each of the three years ended December 31, 1998, are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference herein. The selected consolidated financial data set forth for the six months ended June 30, 1999 and 1998 are unaudited; however, in the opinion of Conseco's management, the accompanying selected financial data contain all adjustments, consisting only of normal recurring items, necessary to present fairly the selected financial data for such periods. The results of operations for the six months ended June 30, 1999, may not be indicative of the results of operations to be expected for a full year. See "Incorporation of Certain Documents by Reference".

     The comparison of selected consolidated financial data is significantly affected by the following business combinations accounted for as purchases:
Washington National Corporation (effective December 1, 1997); Colonial Penn Life Insurance Company and Providential Life Insurance Company (September 30, 1997); Pioneer Financial Services, Inc. (April 1, 1997); Capitol American Financial Corporation (January 1, 1997); Transport Holdings Inc. (December 31, 1996); American Travellers Corporation (December 31, 1996); FINOVA Acquisition I, Inc. (December 1, 1996); Life Partners Group, Inc. (July 1, 1996); and American Life Holdings, Inc. (September 29, 1994). All financial data have been restated to give retroactive effect to the merger with Green Tree accounted for as a pooling of interests.

                                               SIX MONTHS ENDED
                                                   JUNE 30,                           YEARS ENDED DECEMBER 31,
                                             ---------------------   ----------------------------------------------------------
                                               1999        1998         1998        1997        1996        1995        1994
                                             ---------   ---------   ----------   ---------   ---------   ---------   ---------
                                                                (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA
Insurance policy income....................  $ 2,027.4   $ 1,979.9   $  3,948.8   $ 3,410.8   $ 1,654.2   $ 1,465.0   $ 1,285.6
Gain on sale of finance receivables........      425.8       271.3        745.0       779.0       400.6       443.3       318.6
Net investment income......................    1,355.5     1,266.2      2,462.3     2,145.7     1,505.3     1,318.6       497.1
Net investment gains (losses)..............      (21.9)      117.1        208.2       266.5        60.8       204.1       (30.5)
Total revenues.............................    4,019.4     3,802.0      7,716.0     6,846.4     3,789.8     3,561.2     2,357.6
Interest expense...........................      236.1       215.3        440.5       312.3       200.2       198.9       108.6
Total benefits and expenses................    3,004.8     3,714.6      6,670.3     5,360.7     2,974.0     2,738.5     1,732.9
Income before income taxes, minority
  interest and extraordinary charge........    1,014.6        87.4      1,045.7     1,485.7       815.8       822.7       624.7
Extraordinary charge on extinguishment of
  debt, net of tax.........................         --        30.3         42.6         6.9        26.5         2.1         4.0
Net income (loss)(a).......................      594.6       (87.0)       467.1       866.4       452.2       470.9       330.5
Preferred stock dividends and charge
  related to induced conversions of
  convertible preferred stock..............        0.6         4.2          7.8        21.9        27.4        18.4        18.6
Net income (loss) applicable to common
  stock....................................      594.0       (91.2)       459.3       844.5       424.8       452.5       311.9

                                               SIX MONTHS ENDED
                                                   JUNE 30,                           YEARS ENDED DECEMBER 31,
                                             ---------------------   ----------------------------------------------------------
                                               1999        1998         1998        1997        1996        1995        1994
                                             ---------   ---------   ----------   ---------   ---------   ---------   ---------
                                                                (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
PER SHARE DATA(b)
Net income (loss), basic...................  $    1.84   $    (.29)  $     1.47   $    2.72   $    1.85   $    2.19   $    1.39
Net income (loss), diluted(a)..............       1.80        (.29)        1.40        2.52        1.69        2.03        1.32
Dividends declared per common share........        .28         .25         .530        .313        .083        .046        .125
Book value per common share outstanding....      16.39       15.56        16.37       16.45       13.47        8.52        5.58
Shares outstanding at period-end...........      326.7       312.4        315.8       310.0       293.4       205.2       212.7
Weighted average shares outstanding for
  diluted earnings.........................      331.2       309.6        332.7       338.7       267.7       232.3       250.5
BALANCE SHEET DATA -- PERIOD END
Total assets...............................  $45,532.5   $42,469.7   $ 43,599.9   $40,679.8   $28,724.0   $19,517.7   $12,302.3
Notes payable and commercial paper:
  Corporate................................    2,899.6     2,952.1      2,932.2     2,354.9     1,094.9       871.4       191.8
  Finance..................................    3,103.7     2,728.8      2,389.3     1,863.0       762.5       383.6       309.3
  Notes payable of affiliates, not direct
    obligations of Conseco.................         --          --           --          --          --       584.7       611.1
Total liabilities..........................   38,075.7    36,116.2     36,229.4    34,082.0    23,810.2    17,082.7    10,509.2
Minority interests in consolidated
  subsidiaries:
  Company-obligated mandatorily redeemable
    preferred securities of subsidiary
    trusts.................................    2,100.2     1,388.8      2,096.9     1,383.9       600.0          --          --
  Preferred stock..........................         --          --           --          --        97.0       110.7       130.1
  Common stock.............................         --          --           --          --          --       292.6       191.6
Shareholders' equity.......................    5,356.6     4,964.7      5,273.6     5,213.9     4,216.8     2,031.7     1,471.4
OTHER FINANCIAL DATA(b)(c)
Premiums and deposits collected(d).........  $ 3,859.3   $ 3,045.8   $  6,081.3   $ 5,075.6   $ 3,280.2   $ 3,106.5   $ 1,879.1
Operating earnings(e)......................      619.3       455.7      1,046.3       991.8       467.5       381.8       331.8
Operating earnings per diluted common
  share(e).................................       1.87        1.46         3.15        2.93        1.75        1.64        1.33
Managed finance receivables................   42,195.0    32,302.2     37,199.8    27,957.1    20,072.7    13,887.6     9,821.1
Total managed assets (at fair value)(f)....   93,841.2    79,067.3     87,247.4    70,259.8    59,084.8    42,711.4    32,806.9
Shareholders' equity excluding unrealized
  appreciation (depreciation) of fixed
  maturity securities(g)...................    5,855.0     4,766.7      5,285.5     5,036.7     4,177.0     1,919.1     1,609.1
Book value per common share outstanding,
  excluding unrealized appreciation
  (depreciation) of fixed maturity
  securities(g)............................      17.92       14.93        16.40       15.88       13.33        7.97        6.23
Finance originations.......................  $12,184.1   $ 9,793.7   $ 21,422.0   $15,647.8   $10,544.3   $ 6,891.0   $ 4,065.6
Delinquencies greater than 60 days as a
  percentage of managed finance
  receivables..............................       1.09%       1.03%        1.19%       1.08%       1.08%        .93%        .70%
Net credit losses as a percentage of
  average managed finance receivables......       1.11%       1.09%        1.03%       1.05%        .74%        .56%        .63%

---------------
(a) Net income of $467.1 million for the year ended December 31, 1998, or $1.40 per diluted share, included nonrecurring and impairment charges totaling $503.8 million (net of taxes), or $1.52 per share. Such amounts were comprised of (i) $148.0 million of merger-related costs; (ii) $549.4 million to write down the carrying value of Green Tree's interest-only securities and servicing rights; and (iii) income taxes of $193.6 million. The net loss of $87.0 million for the six months ended June 30, 1998, or 29 cents per diluted share also included the aforementioned nonrecurring and impairment charges totaling $503.8 million (net of tax), or $1.63 per share.

(b) All share and per-share amounts have been restated to reflect the two-for-one stock splits paid on February 11, 1997 and April 1, 1996.

(c) Amounts under this heading are included to assist the reader in analyzing Conseco's financial position and results of operations. Such amounts are not intended to, and do not, represent insurance policy income, net income, net income per share, shareholders' equity or book value per share prepared in accordance with generally accepted accounting principles.

(d) Includes premiums received from universal life and products without mortality or morbidity risk. Such premiums are not reported as revenues under generally accepted accounting principles and were $1,316.4 million and $1,292.6 million in the six months ended June 30, 1999 and 1998, respectively, and $2,585.7 million, $2,099.4 million, $1,881.3 million, $1,757.5 million, and $634.6 million in the years ended December 31, 1998, 1997, 1996, 1995 and 1994, respectively. Also includes deposits in mutual funds and certificates of deposits totaling $585.0 million and $35.4 million in the six months ended June 30, 1999 and 1998, respectively, and $117.1 million and $19.9 million in the years ended December 31, 1998 and 1997, respectively.

(e) Represents income before extraordinary charge, net investment gains (losses) of our life insurance and corporate segments (less that portion of amortization of cost of policies purchased and cost of policies produced and income taxes relating to such gains (losses)), and nonrecurring and impairment charges (net of income taxes).

(f) Represents: (i) our assets, excluding finance receivables, interest-only securities and servicing assets, of $40.0 billion and $37.8 billion at June 30, 1999 and 1998, respectively, and of $38.9 billion, $37.2 billion, $26.4 billion,

     $17.9 billion, and $11.3 billion at December 31, 1998, 1997, 1996, 1995 and
     1994, respectively; (ii) the total fixed and revolving credit receivables that Green Tree manages, including receivables on its balance sheet and receivables applicable to the holders of asset-backed securities sold by Green Tree of $42.2 billion and $32.3 billion at June 30, 1999 and 1998, respectively, and of $37.2 billion, $28.0 billion, $20.1 billion, $13.9 billion, and $9.8 billion at December 31, 1998, 1997, 1996, 1995 and 1994, respectively; and (iii) the total market value of the investment portfolios managed by Conseco Capital Management, Inc., excluding assets of Conseco's subsidiaries, of $11.7 billion and $9.0 billion at June 30, 1999 and 1998, respectively, and of $11.2 billion, $5.1 billion, $12.6 billion, $10.9 billion and $11.7 billion at December 31, 1998, 1997, 1996, 1995 and 1994, respectively.

(g) Excludes the effects of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments.

                                    CONSECO

     We are a financial services holding company. We conduct and manage our business through two operating segments, reflecting our major lines of business:
(1) insurance and fee-based operations and (2) finance operations. Our insurance subsidiaries develop, market and administer supplemental health insurance, annuity, individual life insurance, individual and group major medical insurance and other insurance products. Our finance subsidiaries make, purchase, sell and service consumer and commercial finance loans throughout the United States. Since 1982, we have acquired 19 insurance groups. In 1998, we acquired Green Tree Financial Corporation, which comprises our finance operations. Our operating strategy is to grow our businesses by focusing our resources on developing and expanding profitable products and strong distribution channels, by actively managing assets to seek to achieve superior investment returns and by controlling expenses.

     Our principal executive offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana 46032. Our telephone number is (317) 817-6100.

INSURANCE AND FEE-BASED OPERATIONS

     Our insurance subsidiaries develop, market and administer supplemental health insurance, annuity, individual life insurance, individual and group major medical insurance and other insurance products.

     Supplemental health insurance. These products include Medicare supplement, long-term care and specified disease insurance. Medicare is a federal health insurance program for disabled persons and senior citizens (age 65 and older). Medicare supplement policies provide coverage for many of the medical expenses which the Medicare program does not cover, such as deductibles and coinsurance costs (in which the insured and Medicare share the costs of medical expenses) and specified losses which exceed the federal program's maximum benefits. Long-term care products provide coverage, within prescribed limits, for nursing home, home health care, or a combination of both nursing home and home health care expenses. These products also include specified disease products such as cancer and heart/stroke insurance. These policies generally provide fixed or limited benefits. Payments under cancer insurance policies are generally made directly to, or at the discretion of, the policyholder following diagnosis of, or treatment for, a covered type of cancer. Heart/stroke policies provide for payments directly to the policyholder for treatment of a covered heart disease, heart attack or stroke.

     Annuities. These products include fixed annuities, equity-indexed annuities and variable annuities sold through both career agents and professional independent producers. A fixed annuity is a savings vehicle in which the policyholder, or annuitant, makes one or more premium payments to the insurance company; the insurer guarantees the principal and accrues a stated rate of interest (which may vary over time) or, in the case of an equity-indexed annuity, a stated rate plus potentially additional amounts determined by reference to an equity index. Variable annuities, sold on a single- or flexible-premium basis, differ from fixed annuities in that the original principal value may fluctuate, depending on the performance of assets allocated pursuant to various investment options chosen by the contract owner.

     Life insurance. These products include traditional life, universal life and other life insurance products. These products are currently sold through career agents, professional independent producers and direct response marketing. Interest-sensitive life products include universal life products that provide whole life insurance with adjustable rates of return related to current interest rates. Traditional life policies include whole life and term life products. Under whole life policies, the policyholder generally pays a level premium over the policyholders' expected lifetime. These policies, which continue to be marketed by Conseco on a limited basis, combine insurance protection with a savings component that increases in amount gradually over the life of the policy. Term life products offer pure insurance protection for a specified period of time -- typically one, five, 10 or 20 years.

     Individual and group major medical insurance and other. These products include individual and group major medical health insurance products. The profitability of this business depends largely on the overall persistency of the business in force, claim experience and expense management.

FINANCE OPERATIONS

     Through Green Tree, our finance segment originates, purchases, sells and services consumer and commercial loans throughout the United States.

     This segment provides financing for manufactured housing, home equity, home improvements, consumer products and equipment and provides consumer and commercial revolving credit. Green Tree's insurance agencies market physical damage and term mortgage life insurance and other credit protection relating to the customers' contracts we service. Green Tree is the largest servicer of manufactured housing contracts in the United States.

     To date, we have pooled and securitized substantially all of the contracts we have originated. Such pools are structured into asset-backed securities which are sold in the public securities markets. We continue to service the loans after the sale. The availability and cost of capital in securitization transactions can materially affect the results of operations of our finance segment. The Company is actively considering a change to finance our receivables so they remain on the balance sheet and record interest spreads over the life of the loans rather than as gain on sale at the time of securitization.

     See "Incorporation of Certain Documents by Reference" on page 4 for additional information concerning Conseco.

                           DESCRIPTION OF SECURITIES

     The Prospectus Documents contain the material terms and conditions for these securities but the summaries in this prospectus supplement are not meant to be a complete description of the preferred securities and the debentures. For more information, refer to the trust agreement, the indenture and the preferred securities guarantee. Forms of these documents are filed as exhibits to the registration statement of which the prospectus is a part. All terms used in the Prospectus Documents and not defined in the Prospectus Documents have the meanings given to them in the trust agreement, the indenture and the preferred securities guarantee.

                   CERTAIN TERMS OF THE PREFERRED SECURITIES

DISTRIBUTIONS

     The preferred securities represent undivided beneficial interests in the assets of the Trust. The only assets of the Trust will be the debentures. Distributions on the preferred securities are cumulative and will accumulate from August 31, 1999 at the annual rate of 9.44% of the $25 liquidation amount of each preferred security. Distributions will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 1999. Distributions not paid when due will themselves accumulate distributions at the annual rate of 9.44% (to the extent permitted by law). When we refer to any payment of distributions, any such additional distributions are included. The amount of distributions payable for any full quarterly period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any partial period will be computed on the basis of the actual number of days elapsed in such period.

     If distributions are payable on a date that is not a business day (as defined below), payment will be made on the next business day (and without any interest or other payment in respect of such delay). However, if the next business day is in the next calendar year, payment of distributions will be made on the preceding business day. A "business day" means each day except Saturday, Sunday and any day on which banking institutions in The City of New York or Wilmington, Delaware are authorized or required by law, regulation or executive order to close.

DEFERRAL OF DISTRIBUTIONS

     So long as no event of default has occurred and is continuing under the debentures, Conseco may, on one or more occasions, defer interest payments on the debentures to the Trust for up to 20 consecutive quarterly periods. A deferral of interest payments cannot extend beyond the stated maturity date of the debentures on September 30, 2029 unless the maturity date is changed at the option of Conseco. If Conseco defers interest payments on the debentures, the Trust will also defer quarterly distributions on the preferred securities to you. During a deferral period, the amount of distributions due to you would continue to accumulate and such deferred distributions will themselves accumulate distributions at the rate stated above (to the extent permitted by law).

     Once Conseco makes all deferred interest payments on the debentures, with accrued interest, it may again defer interest payments on the debentures if no event of default under the debentures has then occurred and is continuing.

     Conseco has no current intention of deferring interest payments on the debentures. If Conseco defers interest payments on the debentures, Conseco will be subject to certain restrictions relating to the payment of dividends on or redemption of its capital stock and payments on its debt securities that rank equal with or junior to the debentures. See "Certain Terms of the Debentures -- Option to Extend Interest Payment Period" on page S-24.

PAYMENT OF DISTRIBUTIONS

     Distributions on the preferred securities will be payable to holders named on the securities register of the Trust on the relevant record date. As long as the preferred securities are represented by a global security, the record date for the payment of distributions will be one business day before the relevant payment date. If the preferred securities are ever issued in certificated form, the record date for the payment of distributions will be the 15th day of the last month of each quarterly distribution period, even if that day is not a business day.

     As long as the preferred securities are represented by a global security, payments on the preferred securities will be made in immediately available funds to DTC, the depositary for the preferred securities. If the preferred securities are ever issued in certificated form, payment of distributions on the preferred securities will be made by check mailed to the holders thereof on the relevant record date.

REDEMPTION

     Conseco will redeem the debentures when the debentures are paid at maturity on September 30, 2029, unless the maturity date is changed at the option of Conseco. Conseco may redeem the debentures in whole or, on or after August 31, 2004, in part, before their maturity:

     - on one or more occasions any time on or after August 31, 2004; and

     - before August 31, 2004, if certain changes in tax or investment company law occur or will occur within 90 days (each of which is a "Special Event" more fully described below).

     When Conseco repays some or all of the debentures, either at maturity on September 30, 2029, unless the maturity is changed at the option of Conseco, or upon early redemption, the Trust will use the cash it receives upon the redemption of the debentures to redeem a like liquidation amount of the preferred securities and, unless an event of default under the trust agreement has occurred and is continuing, the common securities. The preferred securities and common securities (if applicable) will be redeemed at a price equal to their liquidation amount of $25 per security plus accumulated distributions, if any. The redemption price for the debentures is 100% of their principal amount plus accrued and unpaid interest to the date of redemption. See "Certain Terms of the Debentures -- Redemption" on page S-24.

     If less than all the preferred securities and common securities are to be redeemed in situations where common securities may be redeemed consistent with the provisions described under "-- Subordination of Common Securities" on page S-20, then the aggregate liquidation amount of preferred securities and common securities to be redeemed will be allocated at least 3% to the common securities holder and approximately 97% to the preferred securities holders.

SPECIAL EVENT REDEMPTION

     Upon the occurrence of a Tax Event or an Investment Company Event, as defined below (each a "Special Event"), before August 31, 2004, Conseco may redeem the debentures, in whole but not in part, within 90 days following the occurrence of the Special Event.

     "Tax Event" means that the Trust has received an opinion of counsel experienced in such matters to the effect that, as a result of any:

     - amendment to, or change (including any announced proposed change) in, the laws or regulations of the United States or any political subdivision or taxing authority affecting taxation; or

     - official or administrative pronouncement or action, or judicial decision, interpreting or applying such laws or regulations where such change or amendment becomes effective, or such pronouncement, action or decision is announced or occurs, on or after the date of this prospectus supplement, there is more than an insubstantial risk that:

     - the Trust is or, within 90 days of the date of such opinion, would be subject to United States federal income tax with respect to interest accrued or received on the debentures;

     - interest payable by Conseco on the debentures is not or, within 90 days of the date of such opinion, would not be deductible by Conseco in whole or in part for United States federal income tax purposes; or

     - the Trust is or, within 90 days of the date of such opinion, would be subject to more than a minimal amount of other taxes, duties, assessments or other governmental charges.

     "Investment Company Event" means that the Trust has received an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" under the Investment Company Act of 1940 that is required to be registered under this law, which change becomes effective on or after the date of this prospectus supplement.

REDEMPTION PROCEDURES

     The Trust will give you at least 30 days, but not more than 60 days, written notice before any redemption of preferred securities. To the extent funds are available for payment, the Trust will irrevocably deposit with DTC sufficient funds to pay the redemption amount for the preferred securities being redeemed. The Trust will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the global securities representing the preferred securities. Distributions to be paid on or before the redemption date for any preferred securities called for redemption will be payable to the holders on the record dates for the related dates of distribution.

     Once notice of redemption is given and funds are irrevocably deposited, distributions on the preferred securities will cease to accumulate and all rights of the holders of the preferred securities called for redemption will cease, except for the right to receive the redemption amount (but without interest on such redemption amount).

     If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay).

     If payment of the redemption amount for any preferred securities called for redemption is improperly withheld or refused and not paid either by the Trust or by Conseco, distributions on the preferred securities will continue to accumulate at the applicable rate from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.

     In compliance with applicable law (including the United States federal securities laws), Conseco or its affiliates may, at any time, purchase outstanding preferred securities by tender, in the open market, or by private agreement.

EVENTS OF DEFAULT

     An event of default under the indenture (an "indenture event of default") constitutes an event of default under the declaration with respect to the preferred securities (a "declaration event of default"), provided that pursuant to the declaration, the holder of the common securities will be deemed to have waived any declaration event of default with respect to the common securities until all declaration events of defaults with respect to the preferred securities have been cured, waived or otherwise eliminated. Until such declaration event of default with respect to the preferred securities has been cured, waived or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the preferred securities and only the holders of the preferred securities will have the right to direct the property trustee with respect to certain matters under the declaration, and therefore the indenture.

     Upon the occurrence of a declaration event of default, the indenture trustee or the property trustee will have the right under the indenture to declare the principal of and interest on the debentures to be immediately due and payable.

VOTING RIGHTS

     Subject to the requirement of the property trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred upon the property trustee under the declaration, including the right to direct the property trustee, as holder of the debentures, to

     - exercise the remedies available under the indenture with respect to the debentures,

     - waive any past indenture event of default that is waivable under the indenture, or

     - exercise any right to rescind or annul a declaration that the principal of all the debentures shall be due and payable, or consent to any amendment, modification or termination of the indenture or the debentures, where such consent should be required;

provided, however, that, where a consent or action under the indenture would require the consent or act of the holders of greater than a majority in principal amount of debentures affected thereby (a "super-majority"), the property trustee may only give such consent or take such action at the written direction of the holders of at least the proportion in liquidation amount of the preferred securities which the relevant super-majority represents of the aggregate principal amount of the debentures outstanding. The property trustee shall notify all holders of the preferred securities of any notice of default received from the indenture trustee with respect to the debentures. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the property trustee shall not take any of the actions described in the bullet points above unless the property trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     In the event the consent of the property trustee, as the holder of the debentures, is required under the indenture with respect to any amendment, modification or termination of the indenture or the debentures, the property trustee shall request the direction of the holders of the preferred securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the preferred securities voting together as a single class; provided, however, that where a consent under the indenture would require the consent of a super-majority, the property trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the preferred securities which the relevant super-majority represents of the aggregate principal amount of the debentures outstanding. The property trustee shall not take any such action in accordance with the directions of the holders of the preferred securities unless the property trustee has obtained an opinion of tax counsel to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes on account of such action.

SUBORDINATION OF COMMON SECURITIES

     Payment of distributions on, and the redemption and liquidation amount of, the preferred securities and the common securities will be made pro rata based on the aggregate liquidation amounts of the preferred securities and the common securities. However, if an event of default under the trust agreement has occurred and is continuing, no payments may be made on the common securities unless all unpaid amounts on the preferred securities have been provided for or paid in full.

     If an event of default under the trust agreement has occurred and is continuing, the common securities holder will be deemed to have waived any right to take any action with respect to the event of default until the event of default has been cured, waived or eliminated. Until any such event of default has been cured, waived or eliminated, the property trustee will act solely on behalf of the holders of the preferred securities, and such holders will have the right to direct the property trustee to act on their behalf.

BOOK-ENTRY-ONLY ISSUANCE -- DTC

     The preferred securities will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that the Trust will not issue certificates to you for the preferred securities. Each global security will be issued to DTC which will keep a computerized record of its participants (for example, a broker) whose clients have purchased the preferred securities. Each participant will then keep a record of its clients. Unless a global security is exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees and their successors may transfer a global security as a whole to one another.

     Beneficial interests in a global security will be shown on, and transfers of the global security will be made only through, records maintained by DTC and its participants. DTC holds securities that its participants ("direct participants") deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participant's accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

     DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the Securities and Exchange Commission.

     DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers.

     DTC has advised Conseco and the Trust that DTC is a limited-purpose trust company organized under New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member or the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

  Purchases under the DTC System

     When you purchase preferred securities through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the preferred securities on DTC's records. Because you actually own the preferred security, you are the beneficial owner. Your ownership interest will be recorded only on the direct (or indirect) participants' records. DTC has no knowledge of your individual ownership of the preferred securities. DTC's records show only the identity of the direct participants and the amount of the preferred securities held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You will receive these from your direct (or indirect) participant. As a result, the direct (or indirect) participants are responsible for keeping accurate account of the holdings of their customers, like you.

  Payments under the DTC System

     The property trustee will wire payments on the preferred securities to DTC's nominee. Conseco, the Trust and the property trustee will treat DTC's nominee as the owner and holder of each global security representing preferred securities for all purposes. Accordingly, Conseco, the Trust and the property trustee will have no direct responsibility or liability to pay amounts due on the global security to you or any other beneficial owners in the global security.

     Any redemption notices will be sent by Conseco and the Trust directly to DTC, who will in turn inform the direct participants, who will then contact you as a beneficial owner. If less than all of the preferred securities are being redeemed, DTC's practice is to choose by lot the amount of the interest of each direct participant to be redeemed. The direct participant will then use an appropriate method to allocate the redemption among its beneficial owners, like you.

     It is DTC's current practice, upon receipt of any payment of distributions or liquidation or redemption amount, to credit direct participants' accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preferred securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests, as is the case with securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the property trustee, Conseco or the Trust.

  Year 2000 Issues

     DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's direct and indirect participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

EXCHANGE OF GLOBAL SECURITIES

     Preferred securities represented by a global security will be exchangeable for certificated securities with the same terms in authorized denominations only if:

     - DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a successor depositary is not appointed by the Trust within 90 days;

     - Conseco decides to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or

     - a default or event of default under the trust agreement occurs and is continuing.

     If the book-entry-only system is discontinued, the property trustee will keep the registration books for the preferred securities at its corporate office and follow the practices and procedures discussed below.

CERTIFICATED SECURITIES -- REGISTRATION AND TRANSFER

     If the Trust issues certificated securities, they will be registered in the name of the securityholder. The preferred securities may be transferred or exchanged, based on administrative procedures in the trust agreement, without the payment of any service charge (other than any tax or other governmental charge) by contacting the property trustee, State Street Bank and Trust Company, 225 Asylum Street, Hartford, CT 06103, attn: Corporate Trust Dept.

                        CERTAIN TERMS OF THE DEBENTURES

     The debentures will be issued as a series pursuant to a supplemental indenture as provided for in the indenture.

SUBORDINATION

     The debentures are unsecured and are junior in right of payment to all of Conseco's Senior Indebtedness (as defined below). This means that no payment on the debentures may be made if:

     - any Senior Indebtedness is not paid when due and such default has not been cured or waived or ceased to exist; or

     - if the maturity of any Senior Indebtedness has been accelerated because of a default and such acceleration has not been rescinded.

     On any distribution of assets of Conseco to creditors upon any dissolution, winding-up or liquidation, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, reorganization or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness must be paid in full before the holders of the debentures are entitled to receive or retain any payment. Upon payment in full of Senior Indebtedness, the holders of the debentures will assume rights similar to the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the debentures are paid in full.

     The debentures will rank equally with all other subordinated debt securities initially issued to the other trusts referred to in the accompanying prospectus or to other trusts, partnerships or other entities affiliated with Conseco in connection with an issuance of securities similar to the preferred securities.

     In this prospectus supplement, Senior Indebtedness means the principal of, premium, if any, and interest on:

     - all indebtedness of Conseco outstanding, created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

     - any indebtedness of others of the kinds described in the preceding bullet point for the payment of which Conseco is responsible or liable as guarantor or otherwise; and

     - amendments, renewals, extensions and refundings of any indebtedness referred to in the preceding bullet points;

unless in any instrument or instruments evidencing or securing the indebtedness referred to in the preceding bullet points or pursuant to which that indebtedness is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that the indebtedness is not superior in right of payment to the debentures.

     Senior Indebtedness does not include:

     - any indebtedness of Conseco to any of its subsidiaries;

     - any indebtedness that, by its terms, is junior to or equal with the debentures;

     - trade accounts payable arising in the ordinary course of business; and

     - any series of subordinated debt securities initially issued to the other Conseco trusts referred to in the accompanying prospectus or to other trusts, partnerships or other entities affiliated with Conseco in connection with an issuance of securities similar to the preferred securities.

     Neither the debentures nor the preferred securities guarantee will limit the ability of Conseco and its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the debentures and the preferred securities guarantee. At June 30, 1999, on a pro forma basis, as if on that date Conseco and the Trust had issued and sold the preferred securities and the debentures and applied the estimated net proceeds thereof, approximately $290 million, as described in this prospectus supplement, the total amount of Conseco's Senior Indebtedness would have been approximately $39.5 billion. See "Capitalization" on page S-10 and "Use of Proceeds" on page S-11.

INTEREST RATE AND MATURITY

     The debentures will mature on September 30, 2029, unless the maturity date is changed at the option of Conseco and will bear interest, accruing from August 31, 1999, at the annual rate of 9.44% of their principal amount, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 1999. Interest payments not paid when due will themselves accrue additional interest at the annual rate of 9.44% (to the extent permitted by law). When we refer to any payment of interest, interest includes such additional interest and any Additional Sums, as defined below. The interest payment provisions for the debentures correspond to the distribution provisions of the preferred securities. The debentures do not have a sinking fund. This means that Conseco is not required to make any principal payments prior to maturity.

     The debentures mature on September 30, 2029, which date may be extended at any time at the election of Conseco, but in no event to a date later than the earlier of September 30, 2048 or the interest deduction date, provided that certain financial conditions are met. The maturity date may be shortened to a date not earlier than August 31, 2004 if Conseco chooses to liquidate the Trust and distribute the debentures, subject to the receipt of any consents required by the terms of any indebtedness of Conseco which may be outstanding from time to time. The interest deduction date means the date prior to the maturity date of the debentures which falls six months prior to the latest date upon which payments of interest on the debentures will become non-deductible under federal law.

ADDITIONAL SUMS

     If the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority (collectively, "Taxes"), then Conseco will be required to pay additional amounts ("Additional Sums") on the debentures so that after the Trust pays any Taxes, the Trust will be in the same position it would have been if it did not have to pay such Taxes.

REDEMPTION

     Conseco may redeem the debentures in whole or, on or after August 31, 2004, in part, before their maturity:

     - on one or more occasions any time on or after August 31, 2004; or

     - before August 31, 2004, upon the occurrence of a Special Event.

     If Conseco decides to redeem debentures in these circumstances, the redemption price of each debenture redeemed will be equal to 100% of the principal amount of such debenture plus accrued and unpaid interest on such debenture to the date of redemption.

DISTRIBUTION OF DEBENTURES

     If the property trustee distributes the debentures to the preferred securities holders and common securities holder upon the dissolution and liquidation of the Trust, the debentures will be issued in denominations of $25 principal amount and integral multiples thereof. Conseco anticipates that the debentures would be distributed in the form of one or more global securities and DTC, or any successor depositary for the preferred securities, would act as depositary for the debentures. The depositary arrangements for the debentures would be substantially similar to those in effect for the preferred securities.

     For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemption, other notices and other matters, see "Certain Terms of the Preferred Securities -- Book-Entry-Only Issuance -- DTC" on page S-20.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     Conseco may, on one or more occasions, defer interest payments on the debentures for up to 20 consecutive quarterly periods, if no event of default has occurred and is continuing with respect to the debentures. A deferral of interest payments cannot extend beyond the stated maturity date of the debentures. No interest will be due and payable on the debentures until the end of the deferral period unless the debentures are redeemed prior to such time.

     Conseco may pay at any time all or any portion of the interest accrued to that point during a deferral period. At the end of the deferral period or at a redemption or maturity date, Conseco will be obligated to pay all accrued and unpaid interest.

     Once Conseco makes all interest payments on the debentures, with accrued interest, it may again defer interest payments on the debentures if no event of default under the debentures has then occurred and is continuing.

     During any deferral period, Conseco will not be permitted to:

     - declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment on, any shares of its capital stock, other than certain situations including stock dividends paid by Conseco where the dividend stock is the same stock as that on which the dividend is paid;

     - make any payment of principal of, or premium, if any, or interest on, or repay, repurchase or redeem, any debt securities issued by Conseco which rank equal with or junior to the debentures; or

     - make any guarantee payments with respect to any guarantee by Conseco of the debt securities of any subsidiary of Conseco if such guarantee ranks equal with or junior to the debentures.

     Because the debentures to be issued to the Trust will rank equal with all other series of subordinated debt securities of Conseco initially issued to the other trusts referred to in the accompanying prospectus or to certain other trusts, partnerships or other entities affiliated with Conseco, during an interest deferral period, Conseco will not be permitted to make payments on such other series of subordinated debt securities. Likewise, if Conseco defers interest payments on any other of such series of subordinated debt securities, it is not expected that Conseco will be permitted to make payments on the debentures.

     The restrictions described in the bullet points above will also apply if there occurs and is continuing a default or event of default under the indenture or if Conseco defaults on its obligations under the preferred securities guarantee.

     Conseco will give the Trust, the administrative trustees and the property trustee notice if it decides to defer interest payments on the debentures. Conseco will give that notice at least one business days before the earlier of:

     - the next date distributions on the preferred securities are payable; or

     - the date the Trust is required to give notice to the New York Stock Exchange (or any other applicable self-regulatory organization) or to holders of the preferred securities of the record date or the date distributions are payable.

     The administrative trustees will give notice to the holders of preferred securities if Conseco decides to defer interest payments on the debentures.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     In this section, we summarize certain of the material United States federal income tax consequences of purchasing, holding and selling the preferred securities. Except where we state otherwise, this summary deals only with preferred securities held as capital assets (as defined in the Internal Revenue Code of 1986) by a US Holder (as defined below) who purchases the preferred securities at their original offering price when the Trust originally issues them.

     We do not address all of the tax consequences that may be relevant to a US Holder. We also do not address, except as stated below, any of the tax consequences to holders that are Non-US Holders (as defined below) or to holders that may be subject to special tax treatment including banks, thrift institutions, real estate investment trusts, personal holding companies, tax-exempt organizations, regulated investment companies, insurance companies, and brokers and dealers in securities or currencies. Further, we do not address:

     - the United States federal income tax consequences to shareholders in, or partners or beneficiaries of, an entity that is a holder of the preferred securities;

     - the United States federal estate and gift or alternative minimum tax consequences of the purchase, ownership or sale of the preferred securities;

     - persons who hold the preferred securities in a "straddle" or as part of a "hedging," "conversion" or "constructive sale" transaction or whose "functional currency" is not the United States dollar; or

     - any state, local or foreign tax consequences of the purchase, ownership and sale of preferred securities.

     Accordingly, you should consult your tax advisor regarding the tax consequences of purchasing, owning and selling the preferred securities in light of your circumstances.

     A "US Holder" is a preferred securities holder who or which is:

     - a citizen or resident of the United States;

     - a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise);

     - an estate if its income is subject to United States federal income taxation regardless of its source; or

     - a trust if (1) a United States court can exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of its substantial decisions.

     A "Non-US Holder" is a preferred securities holder other than a US Holder.

     This summary is based on the Internal Revenue Code, Treasury regulations (proposed and final) issued under the Internal Revenue Code, and administrative and judicial interpretations thereof, all as they currently exist as of the date of this prospectus supplement. These income tax laws and regulations, however, may change at any time, possibly on a retroactive basis. Any such changes may affect this summary.

CLASSIFICATION OF THE SUBORDINATED DEBT SECURITIES

     In connection with the issuance of the debentures, Leagre Chandler & Millard LLP, special tax counsel to Conseco and the Trust ("Tax Counsel"), will render a legal opinion generally to the effect that under the current law and assuming full compliance with the terms of the indenture and certain other documents, and based on certain facts and assumptions described in the opinion, the debentures that will be held by the Trust will be classified, for United States federal income tax purposes, as indebtedness of Conseco.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the preferred securities, Tax Counsel will render a legal opinion generally to the effect that, under the current law and assuming full compliance with the terms of the trust agreement, the indenture, and certain other documents, and based on certain facts and assumptions described in the opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and will not be subject to tax as a corporation. Accordingly, for United States federal income tax purposes, you will generally be treated as the owner of an undivided interest in the assets of the Trust, including the debentures. You will be required to include in ordinary income for United States federal income tax purposes your allocable share of interest (or OID, if any) paid or accrued on the debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under the Treasury regulations relating to OID, a debt instrument will be deemed to be issued with OID if there is more than a "remote" contingency that periodic stated interest payments due on the instrument will not be timely paid. Because the exercise by Conseco of its option to defer payments of stated interest on the debentures would prevent Conseco from (i) declaring dividends,or engaging in certain other capital transactions, with respect to its capital stock, or (ii) making any payment on any debt securities issued by Conseco which rank equal with or junior to the debentures, Conseco believes that the likelihood of its exercising the option is "remote" within the meaning of the Treasury regulations. As a result, Conseco intends to take the position, based on the advice of Tax Counsel, that the debentures will not be deemed to be issued with OID. Based on this position, stated interest payments on the debentures will be includible in your ordinary income at the time that such payments are received or accrued in accordance with your regular method of accounting. Because the Internal Revenue Service has not yet addressed the Treasury regulations in any published rulings or other interpretations, it is possible that the Internal Revenue Service could take a position contrary to the position taken by Conseco. In that event, the Internal Revenue Service may, for example, require you to include interest on the debentures in your taxable income as it accrues rather than when you receive payment even though you use the cash method of accounting for federal income tax purposes.

EXERCISE OF DEFERRAL OPTIONS

     Under Treasury regulations, if Conseco were to exercise its option to defer the payment of interest on the debentures, the debentures would be treated as redeemed and reissued for OID purposes and the sum of the remaining interest payments on the debentures would be treated as OID, which you would be required to accrue and include in taxable income on an economic accrual basis (regardless of your method of accounting for income tax purposes) over the remaining term of the debentures (including any period of interest deferral), without regard to the timing of payments under the debentures. The amount of interest income includible in your taxable income would be determined on the basis of a constant yield method over the remaining term of the debentures and the actual receipt of future payments of stated interest on the debentures would no longer be separately reported as taxable income. The amount of OID that would accrue, in the aggregate, during the extended interest payment period would be approximately equal to the amount of the cash payment due at the end of such period. Any OID included in income would increase your adjusted tax basis in your preferred securities, and your actual receipt of cash interest payments would reduce your basis in the preferred securities.

CORPORATE US HOLDERS

     Corporate US Holders of the preferred securities will not be entitled to a dividends-received deduction for any income from the preferred securities.

SALES OF PREFERRED SECURITIES

     If you sell your preferred securities, you will recognize gain or loss in an amount equal to the difference between your adjusted tax basis in the preferred securities and the amount realized from the sale (generally, your selling price less any amount received in respect of accrued but unpaid interest not previously included in your income). Your adjusted tax basis in the preferred securities generally will equal (1) the initial purchase price that you paid for the preferred securities plus (2) any accrued and unpaid distributions that you were required to treat as OID less any cash distributions received in respect of accrued OID. Gain or loss on the sale of preferred securities generally will be capital gain or loss.

     The preferred securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest (or OID if the debentures are treated as having been issued or reissued with OID) relating to the underlying debentures. If you dispose of your preferred securities, you will be required to include in ordinary income for United States federal income tax purposes any portion of the amount realized that is attributable to accrued but unpaid interest (including OID, if any) through the date of sale. This income inclusion will increase your adjusted tax basis in the preferred securities but may not be reflected in the sale price. To the extent the sale price is less than your adjusted tax basis, you will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

RECEIPT OF DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     If Conseco dissolves the Trust and causes the Trust to distribute the debentures on a pro rata basis to you, you will not be subject to tax. Rather, you would have an adjusted tax basis in the debentures received in the liquidation equal to the adjusted tax basis in your preferred securities surrendered for the debentures. Your holding period for the debentures would include the period during which you had held the preferred securities. If, however, the Trust is classified, for United States federal income tax purposes, as an association that is subject to tax as a corporation at the time of the liquidation, the distribution of the debentures would constitute a taxable event to you and you would acquire a new holding period in the debentures received.

     If the debentures are redeemed for cash and the proceeds of the redemption are distributed to you in redemption of your preferred securities, the redemption would be treated as a sale of the preferred securities, in which gain or loss would be recognized, as described immediately above.

INFORMATION REPORTING AND BACK-UP WITHHOLDING

     Generally, income on the preferred securities will be reported to you on an Internal Revenue Service Form 1099, which should be mailed to you by January 31 following each calendar year. If you fail to supply your correct taxpayer identification number or under report your tax liability, the Internal Revenue Service may require the property trustee or its agent to withhold federal income tax at the rate of 31% from each interest payment. You will be permitted to credit any withheld tax against your federal income tax liability.

NON-US HOLDERS

     Payments to a Non-US Holder will generally not be subject to United States federal withholding tax, provided the Non-US Holder:

     - does not own (directly or indirectly, actually or constructively) 10% or more of the total combined voting power of all classes of stock of Conseco entitled to vote;

     - is not a controlled foreign corporation that is related to Conseco through stock ownership; and

     - is not a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code.

     To qualify for this exemption from withholding, the last United States payer in the chain of payment prior to payment to a Non-US Holder (the "withholding agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that:

     - is signed by the Non-US Holder under penalties of perjury;

     - certifies that the holder of the preferred securities is a Non-US Holder; and

     - provides the name and address of the Non-US Holder.

     The statement may be made on an Internal Revenue Service Form W-8 or a substantially similar form, and the Non-US Holder must inform the withholding agent of any change in the information on the statement within 30 days of any change. If the preferred securities are held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent along with a copy of Internal Revenue Service Form W-8 or the substitute form provided by the Non-US Holder.

     A Non-US Holder will generally not be subject to United States federal withholding or income tax on any gain realized upon the sale or other disposition of the preferred securities. If, however, a Non-US Holder holds the preferred securities in connection with a trade or business conducted in the United States or is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met, it may be subject to income tax on all income and gains recognized.

NON-US HOLDER WITHHOLDING REGULATIONS

     The Treasury Department has issued regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. These regulations attempt to unify certification requirements and modify reliance standards. The regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding these regulations.

                              ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Preferred Securities with assets of the Plan. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code; however, such plans may be subject to federal, state or local laws or regulations which affect their ability to invest in the Preferred Securities. Any fiduciary of such a governmental, church or foreign plan considering an investment in the Preferred Securities should determine the need for, and, if necessary, the availability of, any exemptive relief under such laws or regulations.

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"), or if the Preferred Securities were "publicly-offered securities" for purposes of the Plan Assets Regulation. No assurance can be given that the value of the Preferred Securities held by Benefit Plan Investors will be less than 25% of the total value of such Preferred Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions of this exception. In addition, no assurance can be given that the Preferred Securities would be considered to be "publicly-offered securities" under the Plan Assets Regulation. All of the Common Securities will be purchased and held by the Company.

     Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Preferred Securities were acquired with "plan assets" of such Plan and the assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. For example, if the Company were a Party in Interest with respect to a Plan (either directly or by reason of ownership of its subsidiaries), extensions of credit between the Company and the Trust (as represented by the Subordinated Debentures and the Trust Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). In addition, if the Company were considered to be a fiduciary with respect to the Trust as a result of certain powers it holds (such as the powers to remove and replace the Property Trustee and the Regular Trustees), certain operations of the Trust, including the optional redemption or acceleration of the Subordinated Debentures, could be considered to be prohibited transactions under Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. In order to avoid such prohibited transactions, each investing plan, by purchasing Preferred Securities, will be deemed to have directed the Trust to invest in the Subordinated Debentures and to have appointed the Property Trustee.

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Preferred Securities if assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust as described above. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because the Preferred Securities may be deemed to be equity interests in the Trust for purposes of ERISA and Section 4975 of the Code, the Preferred Securities may not be purchased and should not be held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. Any purchaser or holder of the Preferred Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan, or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Preferred Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption.

     THE DISCUSSION HEREIN OF ERISA IS GENERAL IN NATURE AND IS NOT INTENDED TO BE COMPLETE. ANY FIDUCIARY OF A PLAN, GOVERNMENTAL PLAN, CHURCH PLAN OR FOREIGN PLAN CONSIDERING AN INVESTMENT IN THE PREFERRED SECURITIES SHOULD CONSULT WITH ITS LEGAL ADVISORS REGARDING THE CONSEQUENCES AND ADVISABILITY OF SUCH INVESTMENT.

     Insurance companies considering an investment in the Preferred Securities should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL issued proposed regulations (the "Proposed General Account Regulations") in December, 1997 with respect to insurance policies that are supported by an insurer's general account. The Proposed General Account Regulations are intended to provide guidance on which assets held by the insurer constitute "plan assets" of an ERISA Plan for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code.

                                  UNDERWRITING

GENERAL

     Subject to the terms and conditions of an underwriting agreement, the Trust has agreed to sell to each of the underwriters named below, and each of the underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc., Lehman Brothers Inc., PaineWebber Incorporated, Prudential Securities Incorporated, CIBC World Markets Corp. and Credit Suisse First Boston Corporation, are acting as the representatives, has severally agreed to purchase from the Trust, the number of preferred securities set forth opposite its name below:

                                                               NUMBER OF
                                                               PREFERRED
UNDERWRITER                                                    SECURITIES
------------------------------------------------------------   ----------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated....................................    1,380,000
A.G. Edwards & Sons, Inc. ..................................    1,380,000
Lehman Brothers Inc. .......................................    1,380,000
PaineWebber Incorporated....................................    1,380,000
Prudential Securities Incorporated..........................    1,380,000
CIBC World Markets Corp. ...................................      600,000
Credit Suisse First Boston Corporation......................      600,000
ABN AMRO Incorporated.......................................      120,000
Banc of America Securities LLC..............................      120,000
Robert W. Baird & Co. Incorporated..........................      120,000
Bear, Stearns & Co. Inc. ...................................      120,000
Dain Rauscher Incorporated..................................      120,000
Deutsche Bank Securities Inc. ..............................      120,000
Donaldson, Lufkin & Jenrette Securities Corporation.........      120,000
EVEREN Securities, Inc. ....................................      120,000
Fahnestock & Co. Inc. ......................................      120,000
First Union Capital Markets Corp. ..........................      120,000
Fleet Securities, Inc. .....................................      120,000
Goldman, Sachs & Co. .......................................      120,000
Legg Mason Wood Walker, Incorporated........................      120,000
McDonald Investments Inc. ..................................      120,000
Raymond James & Associates, Inc. ...........................      120,000
The Robinson-Humphrey Company, LLC..........................      120,000
SG Cowen Securities Corporation.............................      120,000
Stephens Inc. ..............................................      120,000
Tucker Anthony Incorporated.................................      120,000
U.S. Bancorp Piper Jaffray Inc. ............................      120,000
Warburg Dillon Read LLC.....................................      120,000
Advest, Inc. ...............................................       60,000
BB&T Capital Markets, a division of Scott & Stringfellow....       60,000
J.C. Bradford & Co. ........................................       60,000
Crowell, Weedon & Co. ......................................       60,000
D. A. Davidson & Co. .......................................       60,000
Fifth Third Securities, Inc. ...............................       60,000
First Albany Corporation....................................       60,000
Gibraltar Securities Co. ...................................       60,000
Gruntal & Co., L.L.C. ......................................       60,000
J.J.B. Hilliard, W.L. Lyons, Inc. ..........................       60,000
Wayne Hummer Investments LLC................................       60,000

                                                               NUMBER OF
                                                               PREFERRED
UNDERWRITER                                                    SECURITIES
------------------------------------------------------------   ----------
Janney Montgomery Scott Inc. ...............................       60,000
Kirkpatrick, Pettis, Smith, Polian Inc. ....................       60,000
Mesirow Financial, Inc. ....................................       60,000
Morgan Keegan & Company, Inc. ..............................       60,000
David A. Noyes & Company....................................       60,000
Parker/Hunter Incorporated..................................       60,000
Sands Brothers & Co., Ltd. .................................       60,000
Stifel, Nicolaus & Company, Incorporated....................       60,000
Stone & Youngberg...........................................       60,000
TD Securities (USA) Inc. ...................................       60,000
Trilon International Inc. ..................................       60,000
Utendahl Capital Partners, L.P. ............................       60,000
                                                               ----------
            Total...........................................   12,000,000
                                                               ==========

     In the underwriting agreement the several underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the preferred securities offered hereby if any of the preferred securities are purchased. In the event of default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

     Conseco and the Trust have agreed with the underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters may be required to make.

     Certain of the underwriters and their affiliates have in the past and may in the future engage in transactions with, or perform services for, Conseco or its subsidiaries in the ordinary course of their businesses.

     Conseco will pay all expenses, estimated to be approximately $550,000, associated with the offer and sale of the preferred securities.

COMMISSIONS AND DISCOUNTS

     The underwriters will offer the preferred securities directly to the public initially at $25 per preferred security. The underwriters may also offer the preferred securities to certain dealers at the above-mentioned offering price less a concession of $.50 per preferred security. The underwriters may allow, and such dealers may reallow, a discount not in excess of $.30 per preferred security to certain dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     Because the proceeds from the sale of the preferred securities will be used to purchase the debentures, Conseco has agreed to pay to the underwriters an underwriting commission of $.7875 per preferred security (or a total of $9,450,000).

OVER-ALLOTMENT OPTION

     The underwriters have an option to purchase up to 1,800,000 additional preferred securities at the public offering price to cover over-allotments, if any. The underwriters can exercise this option for a period of 30 days after the date of this prospectus supplement. If the underwriters exercise this option, each underwriter will have a firm commitment, subject to some conditions, to purchase approximately the same percentage of any additional preferred securities as the percentage of the preferred securities initially offered that such underwriter has agreed to purchase.

     The following table shows the underwriting commission per preferred security and total underwriting commission to be paid by Conseco to the underwriters and proceeds to the Trust. The amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase 1,800,000 additional preferred securities.

                                     WITHOUT          WITH
                       PER TOPrS      OPTION         OPTION
                       ---------     -------         ------
Public offering
  price..............   $25.00     $300,000,000   $345,000,000
Underwriting
  commission to be
  paid by Conseco....   $.7875       $9,450,000    $10,867,500
Proceeds to the
  Trust..............   $25.00     $300,000,000   $345,000,000

NEW YORK STOCK EXCHANGE LISTING

     Before this offering, there was no established public trading market for the preferred securities. We plan to list the preferred securities on the New York Stock Exchange under the symbol "CNCPrH." Trading of the preferred securities on the New York Stock Exchange is expected to begin within 30 days of the issuance of the preferred securities. In order to meet all of the requirements for listing the preferred securities on the New York Stock Exchange, the underwriters have agreed to sell the preferred securities to a minimum of 400 beneficial holders. The representatives have advised Conseco that they intend to make a market in the preferred securities prior to the commencement of trading on the New York Stock Exchange. However, the representatives are not obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance that a liquid trading market for the preferred securities will develop or be maintained.

NO SALES OF SIMILAR SECURITIES

     Conseco and the Trust have agreed that, for 30 days after the date of this prospectus supplement, they will not directly or indirectly offer, sell, offer to sell, grant any option for the sale of or otherwise dispose of any preferred securities, any securities convertible into or exchangeable for the preferred securities or any securities substantially similar to the preferred securities, or any guarantee of such securities, or any subordinated debt securities, or any securities convertible into or exchangeable for such subordinated debt securities, that are substantially similar to the debentures (except the debentures and the preferred securities offered hereby) without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

PRICE STABILIZATION AND SHORT POSITIONS

     In connection with the sale of the preferred securities, SEC rules permit the underwriters to engage in transactions that stabilize the price of the preferred securities. These transactions may include purchases for the purpose of fixing or maintaining the price of the preferred securities.

     The underwriters may create a short position in the preferred securities in connection with this offering. That means they may sell a larger number of the preferred securities than is shown on the cover page of this prospectus supplement. If they create a short position, the underwriters may purchase preferred securities in the open market to reduce the short position.

     If the underwriters purchase the preferred securities to stabilize the price or to reduce their short position, the price of the preferred securities could be higher than it might be if they had not made such purchases. The underwriters make no representation or prediction about any effect that the purchases may have on the price of the preferred securities.

     The underwriters may suspend any of these activities at any time.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the preferred securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Trust. The validity of the subordinated debentures, the trust guarantee and certain matters relating thereto, will be passed upon on behalf of Conseco and the Trust by John
J. Sabl, Executive Vice President and General Counsel of the Company. Mr. Sabl is a full-time employee and an officer of the Company and owns 80,000 shares of Company Common Stock and holds options to purchase 450,000 shares of Conseco common stock. Leagre Chandler & Millard LLP, Indianapolis, Indiana, will pass upon certain legal matters on behalf of Conseco and the Trust. Certain legal matters will be passed upon for the underwriters by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York. LeBoeuf, Lamb, Greene & MacRae, L.L.P. represents Conseco from time to time in connection with certain legal matters.

                                    EXPERTS

     The consolidated financial statements of Conseco at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which are incorporated by reference in this prospectus, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report thereon, which as to the years 1997 and 1996, insofar as the financial statements relate to Green Tree Financial Corporation, is based on the report of KPMG LLP, independent auditors. The financial statements referred to above are incorporated herein by reference in reliance upon these reports given upon the authority of the firms as experts in accounting and auditing.

PROSPECTUS

                                 $2,000,000,000

                                 CONSECO, INC.
    DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES, COMMON STOCK, STOCK
             PURCHASE CONTRACTS, STOCK PURCHASE UNITS AND WARRANTS

                           CONSECO FINANCING TRUST V
                           CONSECO FINANCING TRUST VI
                          CONSECO FINANCING TRUST VII
           PREFERRED SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED
                                BY CONSECO, INC.
                            ------------------------

     Conseco, Inc., an Indiana corporation ("Conseco" or the "Company"), may offer and sell from time to time, in one or more series, (i) its debt securities, consisting of debentures, notes and/or other evidences of indebtedness representing unsecured obligations of Conseco (the "Debt Securities"), (ii) shares of its preferred stock, no par value per share ("Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares") as described herein, (iii) shares of its common stock, no par value per share ("Common Stock"), (iv) Stock Purchase Contracts ("Stock Purchase Contracts") to purchase shares of Common Stock, (v) Stock Purchase Units, each representing ownership of a Stock Purchase Contract and Preferred Securities (as defined herein) or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase Common Stock under the Stock Purchase Contracts ("Stock Purchase Units") and (vi) warrants to purchase Debt Securities, Preferred Stock, Common Stock or other securities or rights ("Warrants").

     Conseco Financing Trust V, Conseco Financing Trust VI and Conseco Financing Trust VII (each, a "Conseco Trust"), statutory business trusts formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing preferred undivided beneficial interests in the assets of the respective Conseco Trusts ("Preferred Securities"). The payment of periodic cash distributions ("Distributions") with respect to Preferred Securities out of moneys held by each of the Conseco Trusts, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by the Company to the extent described herein (each, a "Trust Guarantee"). See "Description of Preferred Securities" and "Description of Trust Guarantees." The Company's obligations under the Trust Guarantees will rank junior and subordinate in right of payment to all other liabilities of the Company and pari passu with its obligations under the most senior preferred or preference stock of the Company. See "Description of Trust Guarantees -- Status of the Trust Guarantees." Subordinated Debt Securities (as defined herein) may be issued and sold by the Company in one or more series to a Conseco Trust or a trustee of such Conseco Trust in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such Conseco Trust. The Subordinated Debt Securities purchased by a Conseco Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Conseco Trust. The Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Stock Purchase Contracts, Stock Purchase Units, Warrants and Preferred Securities are herein collectively referred to as the "Securities."

     Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"), which will describe, without limitation and where applicable, the following: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking as senior or subordinated Debt Securities, denomination, maturity, premium, if any, interest rate (which may be fixed or variable), time and method of calculating interest, if any, place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, the currencies or currency units in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, any terms of redemption or conversion, any sinking fund provisions, the purchase price, any listing on a securities exchange, any right of the Company to defer payment of interest on the Debt Securities and the maximum length of such deferral period and other special terms; (ii) in the case of Preferred Stock and Depositary Shares, the specific designation, stated value and liquidation preference per share and number of shares offered, the purchase price, dividend rate (which may be fixed or variable), method of calculating payment of dividends, place or places where dividends on such Preferred Stock will be payable, any terms of redemption, dates on which dividends shall be payable and dates from which dividends shall accrue, any listing on a securities exchange, voting and other rights, including conversion or exchange rights, if any, and other special terms, including whether interests in the Preferred Stock will be represented by Depositary Shares and, if so, the fraction of a share of Preferred Stock represented by each Depositary Share; (iii) in the case of Common Stock, the number of shares offered, the initial offering price, market price and dividend information; (iv) in the case of Stock Purchase Contracts, the number of shares of Common Stock issuable thereunder, the purchase price of the Common Stock, the date or dates on which the Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof, (v) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Preferred Securities or debt obligations of third parties securing the holder's obligation to purchase the Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof; (vi) in the case of Warrants, the specific designation, the number, purchase price, exercise price and other terms thereof, any listing of the Warrants or the underlying Securities on a securities exchange or any other terms in connection with the offering, sale and exercise of the Warrants, as well as the terms on which and the Securities for which such Warrants may be exercised; and (vii) in the case of Preferred Securities, the specific designation, number of securities, liquidation amount per security, the purchase price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities, the specific terms and provisions of the Guarantee and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of the Company.

     The offering price to the public of the Securities will be limited to U.S. $2,000,000,000 in the aggregate (or its equivalent (based on the applicable exchange rate at the time of issue), if Securities are offered for consideration denominated in one or more foreign currencies or currency units as shall be designated by the Company). The Debt Securities may be denominated in United States dollars or, at the option of the Company if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. The Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Securities of one or more classes or series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

     The Common Stock is listed on the New York Stock Exchange under the trading symbol "CNC".

     The Securities may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

     This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                 The date of this Prospectus is June 22, 1998.

     State insurance holding company laws and regulations applicable to the Company generally provide that no person may acquire control of the Company, and thus indirect control of its insurance subsidiaries, unless such person has provided certain required information to, and such acquisition is approved (or not disapproved) by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of 10% or more of the Common Stock would be presumed to have acquired such control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise.

     NO DEALER, SALESMAN OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THOSE SECURITIES TO WHICH IT RELATES, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Conseco with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed rates. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. Copies of such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company and the Conseco Trusts have filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein or in any Prospectus Supplement concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. For further information with respect to the Company, the Conseco Trusts and the Securities, reference is hereby made to such Registration Statement, including the exhibits thereto and the documents incorporated herein by reference, which can be examined at the Commission's principal office, 450 Fifth Street, N.W., Washington, D.C. 20549, or copies of which can be obtained from the Commission at such office upon payment of the fees prescribed by the Commission.

     No separate financial statements of the Conseco Trusts have been included or incorporated by reference herein. The Company does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Conseco Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Conseco Trusts have and will have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial interests in their assets and investing the proceeds thereof in Subordinated Debt Securities issued by the Company, and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement, under the Declaration (as defined herein) (including the obligation to pay expenses of the Conseco Trusts), the Subordinated Indenture and any supplemental indentures thereto, the Subordinated Debt Securities issued to the Conseco Trust and the Trust Guarantees taken together, constitute a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "Description of Preferred Securities of the Conseco Trusts" and "Description of Trust Guarantees."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

     1. Annual Report on Form 10-K for the fiscal year ended December 31, 1997 including Part III thereof which is incorporated by reference from the Company's proxy statement dated April 10, 1998 for its annual meeting of shareholders (the "Company's Annual Report");

     2.   Quarterly Reports on Form 10-Q for the quarter ended March 31, 1998;

     3. Current Reports on Form 8-K dated February 4, 1998, April 6, 1998, June 3, 1998, and June 4, 1998; and

     4. The description of the Common Stock in its Registration Statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus or any Prospectus Supplement and to be part hereof from the date of filing of such documents.

     Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement. To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement that is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Any such request should be directed to James W. Rosensteele, Senior Vice President, Corporate Communications, Conseco, Inc., 11825 N. Pennsylvania Street, Carmel, Indiana 46032 (telephone number: (317) 817-2893).

                                  THE COMPANY

     The Company is a financial services holding company. The Company develops, markets and administers supplemental health insurance, annuity, life insurance, individual and group major medical insurance and other insurance products. Since 1982, the Company has acquired 19 insurance groups. The Company's operating strategy is to grow the insurance business within its subsidiaries by focusing its resources on the development and expansion of profitable products and strong distribution channels. The Company has supplemented such growth by acquiring companies that have profitable niche products and strong distribution systems. Once an insurance company has been acquired, the Company's operating strategy has been to consolidate and streamline management and administrative functions where appropriate, to realize superior investment returns through active asset management, to eliminate unprofitable products and distribution channels, and to expand and develop the profitable distribution channels and products.

     The Company's executive offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana 46032. Its telephone number is (317) 817-6100.

                               THE CONSECO TRUSTS

     Each of the Conseco Trusts is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust (each a "Declaration") executed by the Company as sponsor for such trust (the "Sponsor"), and the Conseco Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on May 23, 1997. Each Conseco Trust exists for the exclusive purposes of (i) issuing and selling the Preferred Securities and common securities representing common undivided beneficial interests in the assets of such Conseco Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) using the gross proceeds from the sale of the Trust Securities to acquire the Subordinated Debt Securities and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, if an event of default under the Declaration has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of each Conseco Trust.

     Unless otherwise specified in the applicable Prospectus Supplement, each Conseco Trust has a term of up to 55 years but may terminate earlier, as provided in the Declaration. Each Conseco Trust's business and affairs will be conducted by the trustees (the "Conseco Trustees") appointed by the Company as the direct or indirect holder of all of the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Conseco Trustees of each Conseco Trust. The duties and obligations of the Conseco Trustees shall be governed by the Declaration of such Conseco Trust. A majority of the Conseco Trustees (the "Regular Trustees") of each Conseco Trust will be persons who are employees or officers of or who are affiliated with the Company. One Conseco Trustee of each Conseco Trust will be a financial institution that is not affiliated with the Company and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in the applicable Prospectus Supplement (the "Institutional Trustee"). In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Conseco Trustee of each Conseco Trust will be an entity having a principal place of business in, or a natural person resident of, the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Conseco Trust and the offering of the Trust Securities.

     Unless otherwise specified in the applicable Prospectus Supplement, the Institutional Trustee for each Conseco Trust shall be State Street Bank and Trust Company. Unless otherwise specified in the applicable Prospectus Supplement, the Delaware Trustee for each Conseco Trust shall be First Union Trust Company, National Association, and its address in the State of Delaware is One Rodney Square, 920 King Street, Wilmington, Delaware 19801. The principal place of business of each Conseco Trust shall be c/o Conseco, Inc., 11825 N. Pennsylvania Street, Carmel, Indiana 46032; telephone (317) 817-6100.

                                USE OF PROCEEDS

     Unless otherwise indicated in the accompanying Prospectus Supplement, the net proceeds received by the Company from the sale of the Securities offered hereby are expected to be used for general corporate purposes. The proceeds from the sale of Preferred Securities by the Conseco Trusts will be invested in the Subordinated Debt Securities of the Company. Except as may otherwise be described in the Prospectus Supplement relating to such Preferred Securities, the Company expects to use the net proceeds from the sale of such Subordinated Debt Securities to the Conseco Trusts for general corporate purposes. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any Prospectus Supplement will be described therein.

             RATIOS OF EARNINGS TO FIXED CHARGES, EARNINGS TO FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS
            AND EARNINGS TO FIXED CHARGES, PREFERRED STOCK DIVIDENDS
               AND DISTRIBUTIONS ON COMPANY-OBLIGATED MANDATORILY
              REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUSTS

     The following table sets forth the Company's ratios of earnings to fixed charges, earnings to fixed charges and preferred stock dividends and earnings to fixed charges, preferred stock dividends and distributions on Company-obligated mandatorily redeemable preferred securities of subsidiary trusts for each of the five years ended December 31, 1997 and for the three months ended March 31, 1997 and 1998.

                                                                                    THREE MONTHS
                                                  YEAR ENDED DECEMBER 31,          ENDED MARCH 31,
                                           -------------------------------------   ---------------
                                           1993    1994    1995    1996    1997     1997     1998
                                           -----   -----   -----   -----   -----   ------   ------
Ratio of earnings to fixed charges:
  As reported............................  2.19X   2.26X   1.57X   1.61X   2.04X   1.96X    2.28X
  Excluding interest on annuities and
     financial product policyholder
     account balances(1)(2)..............  8.85X   4.55X   3.80X   4.55X   7.21X   7.36X    6.26X
Ratio of earnings to fixed charges and
  preferred dividends:
     As reported.........................  2.04X   1.95X   1.50X   1.50X   1.95X   1.74X    2.25X
     Excluding interest on annuities and
       financial product policyholder
       account balances(1)(2)............  6.00X   3.14X   3.06X   3.14X   5.77X   4.07X    5.93X
Ratio of earnings to fixed charges,
  preferred dividends and distributions
  on Company-obligated mandatorily
  redeemable preferred securities of
  subsidiary trusts:
     As reported.........................  2.04X   1.95X   1.50X   1.49X   1.82X   1.65X    2.01X
     Excluding interest on annuities and
       financial product policyholder
       account balances(1)(2)............  6.00X   3.14X   3.06X   3.06X   4.20X   3.28X    4.05X

---------------
(1) These ratios are included to assist the reader in analyzing the impact of interest on annuities and financial products (which is not generally required to be paid in cash in the period it is recognized). Such ratios are not intended to, and do not, represent the following ratios prepared in accordance with generally accepted accounting principles ("GAAP"): the ratio of earnings to fixed charges; the ratio of earnings to fixed charges and preferred dividends; or the ratio of earnings to fixed charges, preferred dividends and distributions on Company-obligated mandatorily redeemable preferred securities of subsidiary trusts.

(2) Excludes interest credited to annuity and financial products of $408.5 million, $134.7 million, $585.4 million, $668.6 million and $806.7 million for the years ended December 31, 1993, 1994, 1995, 1996 and 1997, respectively, and $173.7 million and $188.4 million for the three months ended March 31, 1997 and 1998, respectively.

                           DESCRIPTION OF DEBT SECURITIES

     The Debt Securities offered hereby, consisting of notes, debentures and other evidences of indebtedness, are to be issued in one or more series constituting either senior Debt Securities ("Senior Debt Securities") or subordinated Debt Securities ("Subordinated Debt Securities"). Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be issued pursuant to indentures described below (as applicable, the "Senior Indenture" or the "Subordinated Indenture", each, an "Indenture" and, together, the "Indentures"), in each case between the Company and the trustee identified therein (the "Trustee"), the forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Except for the subordination provisions of the Subordinated Indenture, for which there are no counterparts in the Senior Indenture, the provisions of the Subordinated Indenture are substantially identical in substance to the provisions of the Senior Indenture that bear the same section numbers.

     The statements herein relating to the Debt Securities and the following summaries of certain general provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures (as they may be amended or supplemented from time to time), including the definitions therein of certain terms capitalized in this Prospectus. All article and section references appearing herein are to articles and sections of the applicable Indenture and whenever particular Sections or defined terms of the Indentures (as they may be amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference.

GENERAL

     The Debt Securities will be unsecured obligations of the Company. The Indentures do not limit the aggregate amount of Debt Securities which may be issued thereunder, nor do they limit the incurrence or issuance of other secured or unsecured debt of the Company. The Debt Securities issued under the Senior Indenture will be unsecured and will rank pari passu with all other unsecured and unsubordinated obligations of the Company. The Debt Securities issued under the Subordinated Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all Senior Indebtedness of the Company. See "-- Subordination under the Subordinated Indenture."

     Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for a description of the specific series of Debt Securities being offered thereby, including, but not limited to, the following:
(1) the title, designation and purchase price, of such Debt Securities, including whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and whether such Debt Securities will be issued under the Senior Indenture, the Subordinated Indenture or other indenture set forth in the Prospectus Supplement; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of and premium, if any, on such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor; (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (8) the right, if any, of the Company to defer payment of interest on Debt Securities and the maximum length of any such deferral period; (9) the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (10) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event and the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (11) the denominations in which such Debt Securities are authorized to be issued; (12) the currency or currency unit for which Debt Securities may be purchased or in which Debt Securities may be denominated and/or the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable and whether the Company or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency unit other than that in which such Debt Securities are stated to be payable; (13) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (14) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date; (15) any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified in the Indenture with respect to such Debt Securities; (16) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities;
(17) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities; (18) any Federal income tax considerations applicable to holders of the Debt Securities; and (19) any other special terms pertaining to such Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange. (Section 3.1.)

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully-registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer Debt Securities will be transferable by delivery. (Section 3.5.)

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain Federal income tax consequences and special considerations applicable to any such Debt Securities, or to Debt Securities issued at par that are treated as having been issued at a discount, will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, or by reference to commodity prices, equity indices or other factors, the restrictions, elections, certain Federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units or commodity prices, equity indices or other factors will be set forth in the applicable Prospectus Supplement. In general, holders of such series of Debt Securities may receive a principal amount on any principal payment date, or a payment of premium, if any, on any premium interest payment date or a payment of interest on any interest payment date, that is greater than or less than the amount of principal, premium, if any, or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, commodity, equity index or other factor.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

     Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at the office or agency of the Company maintained for that purpose as the Company may designate from time to time, except that, at the option of the Company, interest payments, if any, on Debt Securities in registered form may be made (i) by checks mailed to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the Register. (Sections 3.7(a) and 9.2.) Unless otherwise indicated in the applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.7(a).)

     Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Company may appoint from time to time. The paying agents outside the United States initially appointed by the Company for a series of Debt Securities will be named in the Prospectus Supplement. The Company may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable as Registered Securities, the Company will be required to maintain at least one paying agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain a paying agent in a Place of Payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 9.2.)

     Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of the Company maintained for such purpose as designated by the Company from time to time. (Sections 3.5 and 9.2.) Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5.)

GLOBAL DEBT SECURITIES

     Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security") that will be deposited with a depository (the "Depository") or with a nominee for the Depository identified in the applicable Prospectus Supplement. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. (Section 3.3.) Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be registered for transfer or exchange except as a whole by the Depository for such Registered Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such series or a nominee of such successor Depository and except in the circumstances described in the applicable Prospectus Supplement. (Section 3.5.)

     The specific terms of the depository arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Company expects that the following provisions will apply to such depository arrangements.

     Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants (as such term is defined below). Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depository for such Registered Global Security, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depository for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold through participants will be shown on, and the transfer of such beneficial interests within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Registered Global Security.

     So long as the Depository for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the relevant Indenture. (Section 3.8.) Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the relevant Indenture. The Depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the relevant Indenture. The Company understands that, under existing industry practices, if the Company requests any action of holders or if any owner of a beneficial interest in such Registered Global Security desires to give any notice or take any action which a holder is entitled to give or take under the relevant Indenture, the Depository would authorize the participants to give such notice or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depository or its nominee will be made to such Depository or its nominee, as the case may be, as the registered owner of such Registered Global Security.

     The Company expects that the Depository for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depository. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants. None of the Company, the respective Trustees or any agent of the Company or the respective Trustees shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 3.8.)

     Unless otherwise specified in the applicable Prospectus Supplement, if the Depository for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depository or ceases to be a clearing agency registered under the Exchange Act and a duly registered successor Depository is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. (Section 3.5.)

     The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depository, or with a nominee for such depository, identified in the applicable Prospectus Supplement. Any such Bearer Global Security may be issued in temporary or permanent form. (Section 3.4.) The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER OR SALE BY THE COMPANY

     Unless otherwise specified in the applicable Prospectus Supplement, the Company shall not consolidate with or merge into any other corporation or sell its assets substantially as an entirety, unless: (i) the corporation formed by such consolidation or into which the Company is merged or the corporation which acquires its assets is organized in the United States; (ii) the corporation formed by such consolidation or into which the Company is merged or which acquires the Company's assets substantially as an entirety expressly assumes all of the obligations of the Company under each Indenture; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing, and (iv) if, as a result of such transaction, properties or assets of the Company would become subject to an encumbrance which would not be permitted by the terms of any series of Debt Securities, the Company or the successor corporation, as the case may be, shall take such steps as are necessary to secure such Debt Securities equally and ratably with all indebtedness secured thereunder. Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which the Company is merged or to which such sale is made, shall succeed to, and be substituted for the Company under each Indenture. (Section 7.1.)

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

     Each Indenture provides that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series and is continuing, the Trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding Debt Securities of that series, by written notice to the Company (and to the Trustee for such series, if notice is given by such holders of Debt Securities), may declare the principal of (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount specified in the Prospectus Supplement) and accrued interest on all the Debt Securities of that series to be due and payable (provided, with respect to any Debt Securities issued under the Subordinated Indenture, that the payment of principal and interest on such Debt Securities shall remain subordinated to the extent provided in Article 12 of the Subordinated Indenture). (Section 5.2.)

     Unless otherwise specified in the applicable Prospectus Supplement, Events of Default with respect to Debt Securities of any series are defined in each Indenture as being: (a) default for 30 days in payment of any interest on any Debt Security of that series or any coupon appertaining thereto or any additional amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement when due; (b) default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any Debt Securities of that series when due; (c) default for 60 days after notice to the Company by the Trustee for such series, or by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, in the performance of any other agreement in the Debt Securities of that series, in the Indenture or in any supplemental indenture or board resolution referred to therein under which the Debt Securities of that series may have been issued; (d) default resulting in acceleration of other indebtedness of the Company for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and such acceleration is not rescinded or annulled within 30 days after the written notice thereof to the Company by the Trustee or to the Company and the Trustee by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, provided that such Event of Default will be remedied, cured or waived if the default that resulted in the acceleration of such other indebtedness is remedied, cured or waived; and (e) certain events of bankruptcy, insolvency or reorganization of the Company. (Section 5.1.) The definition of "Event of Default" in each Indenture specifically excludes a default under a secured debt under which the obligee has recourse (exclusive of recourse for ancillary matters such as environmental indemnities, misapplication of funds, costs of enforcement, etc.) only to the collateral pledged for repayment, and where the fair market value of such collateral does not exceed two percent of Total Assets (as defined in the Indenture) at the time of the default. Events of Default with respect to a specified series of Debt Securities may be added to the Indenture and, if so added, will be described in the applicable Prospectus Supplement. (Sections 3.1 and 5.1(7).)

     Each Indenture provides that the Trustee will, within 90 days after the occurrence of a Default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all Defaults known to it unless such Default shall have been cured or waived; provided that except in the case of a Default in payment on the Debt Securities of that series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the holders of the Debt Securities of that series. (Section 6.6.) "Default" means any event which is, or after notice or passage of time or both, would be, an Event of Default. (Section 1.1.)

     Each Indenture provides that the holders of a majority in aggregate principal amount of the Debt Securities of each series affected (with each such series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee. (Section 5.8.)

     Each Indenture includes a covenant that the Company will file annually with the Trustee a certificate as to the Company's compliance with all conditions and covenants of such Indenture. (Section 9.5.)

     The holders of a majority in aggregate principal amount of any series of Debt Securities by notice to the Trustee for such series may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security, and except in respect of an Event of Default resulting from the breach of a covenant or provision of either Indenture which, pursuant to the applicable Indenture, cannot be amended or modified without the consent of the holders of each outstanding Debt Security of such series affected. (Section 5.7.)

OPTION TO DEFER INTEREST PAYMENTS

     If provided in the applicable Prospectus Supplement, the Company shall have the right at any time and from time to time during the term of the series of Debt Securities to defer the payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the stated maturity of the Debt Securities. Certain material United States Federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, at the end of such Extension Period, the Company shall pay all interest then accrued and unpaid together with interest thereon compounded semiannually at the rate specified for the Debt Securities to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion of exchange provisions of such capital stock or the security being conversed or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank junior to the Debt Securities, and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Trust Guarantee or the Common Guarantee (as defined herein)). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not extend beyond the maturity of the Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Debt Securities. If the Institutional Trustee shall be the sole holder of the Debt Securities, the Company shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record or payment date of such distribution. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Debt Securities, the Company shall give the holders of the Debt Securities notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which the Company is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Debt Securities of the record or payment date of such related interest payment.

MODIFICATION OF THE INDENTURES

     Unless otherwise specified in the applicable Prospectus Supplement, each Indenture contains provisions permitting the Company and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to the Company and the assumption of the covenants of the Company by a successor to the Company; (ii) to add to the covenants of the Company or surrender any right or power of the Company; (iii) to add additional Events of Default with respect to any series of Debt Securities; (iv) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of Debt Securities in bearer form; (v) to change or eliminate any provision affecting only Debt Securities not yet issued; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities; (viii) to evidence and provide for successor Trustees; (ix) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States; (x) to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under such Indenture, provided that such action does not adversely affect the interests of any holder of Debt Securities of any series; or (xi) to cure any ambiguity or correct any mistake. The Subordinated Indenture also permits the Company and the Trustee thereunder to enter into such supplemental indentures to modify the subordination provisions contained in the Subordinated Debenture except in a manner adverse to any outstanding Debt Securities. (Section 8.1.)

     Unless otherwise specified in the applicable Prospectus Supplement, each Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities affected by such supplemental indenture (with the Debt Securities of each series voting as a class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such Indenture or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that, without the consent of the holder of each Debt Security so affected, no such supplemental indenture may: (i) change the time for payment of principal or premium, if any, or interest on any Debt Security; (ii) reduce the principal of, or any installment of principal of, or premium, if any, or interest on any Debt Security, or change the manner in which the amount of any of the foregoing is determined; (iii) reduce the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount or Index Security; (v) change the currency or currency unit in which any Debt Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security;
(vii) reduce the percentage in principal amount of the outstanding Debt Securities affected thereby the consent of whose holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (viii) change the obligation of the Company to maintain an office or agency in the places and for the purposes specified in such Indenture; (ix) modify the provisions relating to the subordination of outstanding Debt Securities of any series in a manner adverse to the holders thereof; or (x) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2.)

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

     The Subordinated Indenture provides that any Subordinated Debt Securities issued thereunder are subordinated in right of payment to all Senior Indebtedness to the extent provided in the Subordinated Indenture. (Section 12.1 of the Subordinated Indenture.) The Subordinated Indenture defines the term "Senior Indebtedness" as: (i) all indebtedness of the Company, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities; (ii) any indebtedness of others of the kinds described in the preceding clause (i) for the payment of which the Company is responsible or liable as guarantor or otherwise; and (iii) amendments, renewals, extensions and refundings of any such indebtedness. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness. Senior Indebtedness does not include (A) any indebtedness of the Company to any of its subsidiaries, (B) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business and (C) any indebtedness which by its terms is expressly made pari passu with or subordinated to the Subordinated Debt Securities. (Section 12.2 of the Subordinated Indenture.)

     If (i) the Company defaults in the payment of any principal, or premium, if any, or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (ii) an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default (requesting that payments on Subordinated Debt Securities cease) is given to the Company by the holders of Senior Indebtedness, then unless and until such default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities, by set-off or otherwise) shall be made or agreed to be made on account of the Subordinated Debt Securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of Subordinated Debt Securities. (Section 12.4 of the Subordinated Indenture.)

     In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Company for the benefit of creditors or (iv) any other marshalling of the assets of the Company, all Senior Indebtedness (including, without limitation, interest accruing after the commencement of any such proceeding, assignment or marshalling of assets) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by the Company on account of Subordinated Debt Securities. In any such event, any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the Subordinated Indenture with respect to the indebtedness evidenced by Subordinated Debt Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of Subordinated Debt Securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Subordinated Debt Securities) shall be paid or delivered directly to the holders of Senior Indebtedness, or to their representative or trustee, in accordance with the priorities then existing among such holders until all Senior Indebtedness shall have been paid in full. (Section 12.3 of the Subordinated Indenture.) No present or future holder of any Senior Indebtedness shall be

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

prejudiced in the right to enforce subordination of the indebtedness evidenced by Subordinated Debt Securities by any act or failure to act on the part of the Company. (Section 12.9 of the Subordinated Indenture.)

     Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, the holders of Subordinated Debt Securities shall be subrogated to all the rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until all Subordinated Debt Securities shall have been paid in full, and such payments or distributions received by any holder of Subordinated Debt Securities, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between the Company and its creditors other than the holders of Senior Indebtedness, on the one hand, and the holders of Subordinated Debt Securities, on the other, be deemed to be a payment by the Company on account of Senior Indebtedness, and not on account of Subordinated Debt Securities. (Section 12.7 of the Subordinated Indenture.)

     The Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Subordinated Debt Securities, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement relating to such Subordinated Debt Securities.

DEFEASANCE AND COVENANT DEFEASANCE

     If indicated in the applicable Prospectus Supplement, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series (except as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Trustee (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such Debt Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, the Company must deliver to the Trustee an Opinion of Counsel to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the relevant Indenture. (Article 4.) If indicated in the applicable Prospectus Supplement, in addition to obligations of the United States or an agency or instrumentality thereof, Government Obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which Debt Securities of such series are payable. (Section 3.1.)

     In addition, with respect to the Subordinated Indenture, in order to be discharged no event or condition shall exist that, pursuant to certain provisions described under "-- Subordination under the Subordinated Indenture" above, would prevent the Company from making payments of principal of (and premium, if any) and interest on Subordinated Debt Securities at the date of the irrevocable deposit referred to above. (Section 4.6(j) of the Subordinated Indenture.)

     The Company may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Debt Securities may not be accelerated because of a Default or an Event of Default. (Section 4.4.) If the Company exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

THE TRUSTEES

     Unless otherwise specified in the applicable Prospectus Supplement, LTCB Trust Company will be the Trustee under the Senior Indenture, and State Street Bank and Trust Company will be the Trustee under the Subordinated Indenture. The Company may also maintain banking and other commercial relationships with each of the Trustees and their affiliates in the ordinary course of business.

                          DESCRIPTION OF CAPITAL STOCK

     At May 21, 1998 the authorized capital stock of the Company was 1,020,000,000 shares, consisting of:

     (a) 20,000,000 shares of Preferred Stock, of which 1,889,400 shares of Preferred Redeemable Increased Dividend Equity Securities, 7% PRIDES ("PRIDES"), were outstanding; and

     (b) 1,000,000,000 shares of Common Stock, of which 187,126,301 shares were outstanding.

     In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. The Board of Directors of the Company is empowered, without approval of the shareholders, to cause the Preferred Stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it including, without limitation, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or of the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting each such series and the terms and conditions of the issue thereof. The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Articles of Incorporation of the Company, as amended (the "Articles of Incorporation").

     The Prospectus Supplement relating to an offering of Common Stock will describe terms relevant thereto, including the number of shares offered, the initial offering price, market price and dividend information.

PREFERRED STOCK

     The applicable Prospectus Supplement will describe the following terms of any Preferred Stock in respect of which this Prospectus is being delivered (to the extent applicable to such Preferred Stock): (i) the specific designation, number of shares, seniority and purchase price; (ii) any liquidation preference per share; (iii) any date of maturity; (iv) any redemption, repayment or sinking fund provisions; (v) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined); (vi) any voting rights; (vii) if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which such Preferred Stock is denominated and/or in which payments will or may be payable; (viii) the method by which amounts in respect of such Preferred Stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation; (ix) whether the Preferred Stock is convertible or exchangeable and, if so, the securities or rights into which such Preferred Stock is convertible or exchangeable (which may include other Preferred Stock, Debt Securities, Common Stock or other securities or rights of the Company (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or a combination of the foregoing), and the terms and conditions upon which such conversions or exchanges will be effected, including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; (x) the place or places where dividends and other payments on the Preferred Stock will be payable; and (xi) any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

     As described under "Description of Depositary Shares", the Company may, at its option, elect to offer Depositary Shares evidenced by depositary receipts ("Depositary Receipts"), each representing an interest (to be specified in the applicable Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Preferred Stock Depositary (as defined herein).

     All shares of Preferred Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable.

COMMON STOCK

     Dividends. Except as provided below, holders of Common Stock are entitled to receive dividends and other distributions in cash, stock or property of the Company, when, as and if declared by the Board of Directors out of assets or funds of the Company legally available therefor and shall share equally on a per share basis in all such dividends and other distributions (subject to the rights of holders of Preferred Stock).

     Voting Rights. At every meeting of shareholders, every holder of Common Stock is entitled to one vote per share. Subject to any voting rights which may be granted to holders of Preferred Stock any action submitted to shareholders is approved if the number of votes cast in favor of such action exceeds the number of votes against, except where other provision is made by law and subject to applicable quorum requirements.

     Liquidation Rights. In the event of any liquidation, dissolution or winding-up of the business of the Company, whether voluntary or involuntary (any such event, a "Liquidation"), the holders of Common Stock are entitled to share equally in the assets available for distribution after payment of all liabilities and provision for the liquidation preference of any shares of Preferred Stock then outstanding.

     Miscellaneous. The holders of Common Stock have no preemptive rights, cumulative voting rights, subscription rights, or conversion rights and the Common Stock is not subject to redemption.

     The transfer agent and registrar with respect to the Common Stock and the PRIDES is First Union National Bank.

     All shares of Common Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable. The Common Stock is traded on the New York Stock Exchange under the symbol "CNC".

PRIDES

     General. The PRIDES are shares of convertible preferred stock and rank prior to the Common Stock as to payment of dividends and distribution of assets upon liquidation. The shares of PRIDES mandatorily convert into shares of Common Stock on February 1, 2000, (the "Mandatory Conversion Date"), and the Company has the option to redeem the shares of PRIDES, in whole or in part, at any time and from time to time on or after February 1, 1999 and prior to the Mandatory Conversion Date pursuant to the terms described below and payable in shares of Common Stock. In addition, the shares of PRIDES are convertible into shares of Common Stock at the option of the holder at any time prior to the Mandatory Conversion Date as set forth below.

     Dividends. Holders of shares of PRIDES are entitled to receive annual cumulative dividends at a rate per annum of 7% of the stated liquidation preference (equivalent to $4.279 per each share of PRIDES) payable quarterly in arrears on each February 1, May 1, August 1, and November 1.

     Mandatory Conversion. On the Mandatory Conversion Date, unless previously redeemed or converted, each outstanding share of PRIDES will mandatorily convert into (i) four shares of Common Stock, subject to adjustment in certain events, and (ii) the right to receive cash in an amount equal to all accrued and unpaid dividends thereon (other than previously declared dividends payable to a holder of record as of a prior date).

     Optional Redemption. Shares of PRIDES are not redeemable prior to February 1, 1999. At any time and from time to time on or after February 1, 1999 and ending immediately prior to the Mandatory Conversion Date, the Company may redeem any or all of the outstanding shares of PRIDES. Upon any such redemption, each holder will receive, in exchange for each share of PRIDES, the number of shares of Common Stock equal to the Call Price (which is the sum of (i) $62.195, declining after February 1, 1999 to $61.125 until the Mandatory Conversation Date and (ii) all accrued and unpaid dividends thereon (other than previously declared dividends payable to a holder of record as of a prior date)) divided by the current market price on the applicable date of determination, but in no event less than 3.42 shares of Common Stock, subject to adjustment. The number of shares of Common Stock to be delivered in payment of the applicable Call Price will be determined on the basis of the current market price of the Common Stock prior to the announcement of the redemption.

     Conversion at the Option of the Holder. At any time prior to the Mandatory Conversion Date, unless previously redeemed, each share of PRIDES is convertible at the option of the holder thereof into 3.42 shares of Common Stock (the "Optional Conversion Rate"), equivalent to the conversion price of $17.8728 per share of Common Stock, subject to adjustment as described herein. The right of holders to convert shares of PRIDES called for redemption will terminate immediately prior to the close of business on the redemption date.

     Voting Rights. The holders of shares of PRIDES have the right with the holders of Common Stock to vote in the election of directors and upon each other matter coming before any meeting of the holders of Common Stock on the basis of 4/5 of one vote for each share of PRIDES. On such matters, the holders of shares of PRIDES and the holders of Common Stock vote together as one class except as otherwise provided by law or the Articles of Incorporation. In addition, (i) whenever dividends on the shares of PRIDES or any other series of Preferred Stock with like voting rights are in arrears and unpaid for six quarterly dividend periods, and in certain other circumstances, the holders of the shares of PRIDES (voting separately as a class with the holders of all other series of Preferred Stock with like voting rights that are exercisable) will be entitled to vote, on the basis of one vote for each share of PRIDES, for the election of two directors of the Company, such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right, and (ii) the holders of the shares of PRIDES may have voting rights with respect to certain alterations of the Articles of Incorporation and certain other matters, voting on the same basis or separately as a series.

     Liquidation Preference and Ranking. The shares of PRIDES rank prior to the Common Stock as to payment of dividends and distribution of assets upon liquidation. The liquidation preference of each share of PRIDES is an amount equal to the sum of (i) $61.125 per share and (ii) all accrued and unpaid dividends thereon.

CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS OF CONSECO

     Certain provisions of the Articles of Incorporation and the Bylaws of the Company (the "Bylaws") may make it more difficult to effect a change in control of the Company if the Board of Directors determines that such action would not be in the best interests of the shareholders. It could be argued, contrary to the belief of the Board of Directors, that such provisions are not in the best interests of the shareholders to the extent that they will have the effect of tending to discourage possible takeover bids, which might be at prices involving a premium over then recent market quotations for the Common Stock. The most important of those provisions are described below.

     The Articles of Incorporation authorize the establishment of a classified Board of Directors pursuant to the Bylaws. The Bylaws, in turn, provide that the Directors serve staggered three-year terms, with the members of only one class being elected in any year.

     A classified Board of Directors may increase the difficulty of removing incumbent directors, providing such directors with enhanced ability to retain their positions. A classified Board of Directors may also make the acquisition of control of the Company by a third party by means of a proxy contest more difficult. In addition, the classification may make it more difficult to replace a majority of directors for business reasons unrelated to a change in control.

     The Articles of Incorporation provide that holders of the Company's voting stock shall not be entitled to vote on certain business transactions (defined to include, among other things, certain mergers, consolidations, sales, leases, transfers or other dispositions of a substantial part of the Company's assets) with certain related persons (which includes persons beneficially owning more than 10% of the Company's outstanding voting stock), nor may such business combination transactions be effected, unless (i) the relevant business combination shall have been approved by two-thirds of the continuing directors or (ii) the aggregate amount of the cash and the fair value of any consideration other than cash to be received by any holder of the Common Stock or Preferred Stock in the business combination for each such share of Common Stock or Preferred Stock shall be at least equal to the highest per share price paid by the related person in order to acquire any shares of Common Stock or Preferred Stock, as the case may be, beneficially owned by such related person.

     As discussed above, Preferred Stock may be issued from time to time in one or more series with such rights, preferences, limitations and restrictions as may be determined by the Board of Directors. The issuance of Preferred Stock could be used, under certain circumstances, as a method of delaying or preventing a change of control of the Company and could have a detrimental effect on the rights of holders of Common Stock, including loss of voting control.

     The provisions of the Articles of Incorporation regarding the classified Board of Directors and certain business combination transactions may not be amended without the affirmative approval of holders of not less than 80% of the outstanding voting stock of the Company.

     The Bylaws may be amended by majority vote of the Board of Directors.

CERTAIN PROVISIONS OF CORPORATE AND INSURANCE LAWS

     In addition to the Articles of Incorporation and Bylaws, certain provisions of Indiana law may delay, deter or prevent a merger, tender offer or other takeover attempt of the Company.

     Under the Indiana Business Corporation Law (the "IBCL"), a director may, in considering the best interests of a corporation, consider the effects of any action on shareholders, employees, suppliers and customers of the corporation, on communities in which offices or other facilities of the corporation are located, and any other factors the director considers pertinent.

     The IBCL provides that no business combination (defined to include certain mergers, sales of assets, sales of 5% or more of outstanding stock, loans, recapitalizations or liquidations or dissolutions) involving a corporation and an interested shareholder (defined to include any holder of 10% or more of such corporation's voting stock) may be entered into unless (1) it has been approved by the board of directors of the corporation or (2) (a) five years have expired since the acquisition of shares of the corporation by the interested shareholder, (b) all requirements of the corporation's articles of incorporation relating to business combinations have been satisfied and (c) either (i) a majority of shareholders of the corporation (excluding the interested shareholder) approve the business combination or (ii) all shareholders are paid fair value (as defined in the statute) for their stock. However, such law does not restrict any offer to purchase all of a corporation's shares.

     The IBCL also provides that when a target corporation (such as the Company), incorporated in Indiana and having its principal place of business, principal office or substantial assets in Indiana, has a certain threshold of ownership by Indiana residents, any acquisition which, together with its previous holdings, gives the acquiror at least 20% of the target's voting stock triggers a shareholder approval mechanism. If the acquiror files a statutorily required disclosure statement, the target's management has 50 days within which to hold a special meeting of shareholders at which all disinterested shareholders of the target (those not affiliated with the acquiror or any officer or inside director of the target) consider and vote upon whether the acquiror shall have voting rights with respect to the shares of the target held by it. Without shareholder approval, the shares acquired by the acquiror have no voting rights. If the acquiror fails to file the statutorily required disclosure statement, the target can redeem the acquiror's shares at a price to be determined according to procedures devised by the target. In order for these provisions of the IBCL not to apply to a particular Indiana company, the company must affirmatively so provide in its articles of incorporation or bylaws.

     In addition, the insurance laws and regulations of the jurisdictions in which the Company's insurance subsidiaries do business may impede or delay a business combination involving the Company.

                        DESCRIPTION OF DEPOSITARY SHARES

     The description set forth below of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts summarizes the material terms of the Deposit Agreement and of the Depositary Shares and Depositary Receipts and is qualified in its entirety by reference to the form of Deposit Agreement and form of Depositary Receipts relating to each series of the Preferred Stock, as well as the Articles of Incorporation or any required amendment thereto describing the applicable series of Preferred Stock.

GENERAL

     The Company may, as its option, elect to have shares of Preferred Stock be represented by Depositary Shares. The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") to be entered into by the Company and a bank or trust company selected by the Company (the "Preferred Stock Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Preferred Stock Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion, exchange and liquidation rights).

     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement, each of which will represent the fractional interest in the number of shares of a particular series of the Preferred Stock described in the applicable Prospectus Supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Preferred Stock Depositary will distribute all cash dividends or other cash distributions in respect of the series of Preferred Stock represented by the Depositary Shares to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders. The Depositary, however, will distribute only such amount as can be distributed without attributing to any Depositary Share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Receipts then outstanding.

     In the event of a distribution other than in cash in respect of the Preferred Stock, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines (after consultation with the Company) that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including a public or private sale, of such property, and distribution of the net proceeds from such sale to such holders.

     The amount so distributed to record holders of Depositary Receipts in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Preferred Stock Depositary on account of taxes.

CONVERSION AND EXCHANGE

     If any series of Preferred Stock underlying the Depositary Shares is subject to provisions relating to its conversion or exchange, as set forth in the applicable Prospectus Supplement relating thereto, each record holder of Depositary Receipts will have the right or obligation to convert or exchange the Depositary Shares represented by such Depositary Receipts pursuant to the terms thereof.

REDEMPTION OF DEPOSITARY SHARES

     If any series of Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the Preferred Stock held by the Preferred Stock Depositary. Whenever the Company redeems Preferred Stock from the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date a proportionate number of Depositary Shares representing the shares of Preferred Stock that were redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Company.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the redemption price upon such redemption. Any funds deposited by the Company with the Preferred Stock Depositary for any Depositary Shares which the holders thereof fail to redeem shall be returned to the Company after a period of two years from the date such funds are so deposited.

VOTING

     Upon receipt of notice of any meeting at which the holders of any shares of Preferred Stock underlying the Depositary Shares are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice to the record holders of the Depositary Receipts. Each record holder of such Depositary Receipts on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting any of the Preferred Stock to the extent it does not receive specific written instructions from holders of Depositary Receipts representing such Preferred Stock.

RECORD DATE

     Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the Preferred Stock, or (ii) the Preferred Stock Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or of the mandatory conversion of, or any election on the part of the Company to call for the redemption of, any Preferred Stock, the Preferred Stock Depositary shall in each such instance fix a record date (which shall be the same as the record date for the Preferred Stock) for the determination of the holders of Depositary Receipts (x) that shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) that shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.

WITHDRAWAL OF PREFERRED STOCK

     Upon surrender of Depositary Receipts at the principal office of the Preferred Stock Depositary, upon payment of any unpaid amount due the Preferred Stock Depositary, and subject to the terms of the Deposit Agreement, the owner of the Depositary Shares evidenced thereby is entitled to delivery of the number of whole shares of Preferred Stock and all money and other property, if any, represented by such Depositary Shares. Partial shares of Preferred Stock will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Receipts evidencing Depositary Shares therefor.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The Deposit Agreement will provide that the form of Depositary Receipt and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "Charges of Preferred Stock Depositary"), or which otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Receipts.

     Whenever so directed by the Company, the Preferred Stock Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Preferred Stock Depositary may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Preferred Stock Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the Preferred Stock Depositary thereafter will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Preferred Stock Depositary will continue (i) to collect dividends on the Preferred Stock and any other distributions with respect thereto and (ii) to deliver the Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for Depositary Receipts surrendered. At any time after the expiration of two years from the date of termination, the Preferred Stock Depositary may sell the Preferred Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper, and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered.

CHARGES OF PREFERRED STOCK DEPOSITARY

     The Company will pay all charges of the Preferred Stock Depositary including charges in connection with the initial deposit of the Preferred Stock, the initial issuance of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which Preferred Stock is entitled to vote, withdrawals of the Preferred Stock by the holders of Depositary Receipts or redemption or conversion of the Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts or persons depositing Preferred Stock.

MISCELLANEOUS

     The Preferred Stock Depositary will make available for inspection by holders of Depositary Receipts, at its Corporate Office and its New York Office, all reports and communications from the Company which are delivered to the Preferred Stock Depositary as the holder of Preferred Stock.

     Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Preferred Stock Depositary under the Deposit Agreement are limited to performing its duties thereunder without negligence or bad faith. The obligations of the Company under the Deposit Agreement are limited to performing its duties thereunder in good faith. Neither the Company nor the Preferred Stock Depositary is obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

     The Preferred Stock Depositary may resign at any time or be removed by the Company, effective upon the acceptance by its successor of its appointment; provided, that if a successor Preferred Stock Depositary has not been appointed or accepted such appointment within 45 days after the Preferred Stock Depositary has delivered a notice of election to resign to the Company, the Preferred Stock Depositary may terminate the Deposit Agreement. See "Amendment and Termination of the Deposit Agreement" above.

                            DESCRIPTION OF WARRANTS

GENERAL

     The Company may issue Warrants to purchase Debt Securities, Preferred Stock, Common Stock or any combination thereof, and such Warrants may be issued independently or together with any such Securities and may be attached to or separate from such Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of each such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will describe the terms of any Warrants in respect of which this Prospectus is being delivered, including the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (v) the designation and terms of the Securities (other than Preferred Securities and Common Securities) purchasable upon exercise of such Warrants; (vi) the price at which and the currency or currencies, including composite currencies, in which the Securities (other than Preferred Securities and Common Securities) purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Securities (other than Preferred Securities and Common Securities) with which such Warrants are issued and the number of such Warrants issued with each such Security; (xi) if applicable, the date on and after which such Warrants and the related Securities (other than Preferred Securities and Common Securities) will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States Federal income tax considerations; and (xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

           DESCRIPTION OF PREFERRED SECURITIES OF THE CONSECO TRUSTS

GENERAL

     Each Conseco Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Conseco Trust authorizes the Regular Trustees of such Conseco Trust to issue on behalf of such Conseco Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, an independent trustee, will act as indenture trustee for the Preferred Securities for purposes of compliance with the provisions of the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be established by the Regular Trustees in accordance with the applicable Declaration or as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of a Conseco Trust for specific terms of the Preferred Securities, including, to the extent applicable, (i) the distinctive designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such Conseco Trust, (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Conseco Trust and the date or dates upon which such distributions shall be payable (provided, however, that distributions on such Preferred Securities shall, subject to any deferral provisions, and any provisions for payment of defaulted distributions, be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding), (iv) any right of such Conseco Trust to defer quarterly distributions on the Preferred Securities as a result of an interest deferral right exercised by the Company on the Subordinated Debt Securities held by such Conseco Trust; (v) whether distributions on Preferred Securities shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities shall be cumulative, (vi) the amount or amounts which shall be paid out of the assets of such Conseco Trust to the holders of Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of such Conseco Trust, (vii) the obligation or option, if any, of such Conseco Trust to purchase or redeem Preferred Securities and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation or option with such redemption price to be specified in the applicable Prospectus Supplement, (viii) the voting rights, if any, of Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Declaration,
(ix) the terms and conditions, if any, upon which Subordinated Debt Securities held by such Conseco Trust may be distributed to holders of Preferred Securities, and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities consistent with the Declaration or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Trust Guarantees." The Trust Guarantee issued to each Conseco Trust, when taken together with the Company's back-up undertakings, consisting of its obligations under each Declaration (including the obligation to pay expenses of each Conseco Trust), the applicable Indenture and any applicable supplemental indentures thereto and the Subordinated Debt Securities issued to any Conseco Trust will provide a full and unconditional guarantee by the Company of amounts due on the Preferred Securities issued by each Conseco Trust. The payment terms of the Preferred Securities will be the same as the Subordinated Debt Securities issued to the applicable Conseco Trust by the Company.

     Each Declaration authorizes the Regular Trustees to issue on behalf of the applicable Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be established by the Regular Trustees in accordance with the Declaration or as shall otherwise be set forth therein. The terms of the Common Securities issued by each Conseco Trust will be substantially identical to the terms of the Preferred Securities issued by such Conseco Trust, and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, if an event of default under such Declaration has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Common Securities will also carry the right to vote and to appoint, remove or replace any of the Conseco Trustees of such Conseco Trust. All of the Common Securities of each Conseco Trust will be directly or indirectly owned by the Company.

     The financial statements of any Conseco Trust that issues Preferred Securities will be reflected in the Company's consolidated financial statements with the Preferred Securities shown as Company-obligated mandatorily-redeemable preferred securities of a subsidiary trust under minority interest in consolidated subsidiaries. In a footnote to the Company's audited financial statements there will be included statements that the applicable Conseco Trust is wholly-owned by the Company and that the sole asset of such Conseco

Trust is the Subordinated Debt Securities (indicating the principal amount, interest rate and maturity date thereof).

                        DESCRIPTION OF TRUST GUARANTEES

     Set forth below is a summary of information concerning the Trust Guarantees that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Preferred Securities. Each Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable Prospectus Supplement, State Street Bank and Trust Company will act as independent indenture trustee for Trust Indenture Act purposes under each Trust Guarantee (the "Preferred Securities Guarantee Trustee"). The terms of each Trust Guarantee will be those set forth in such Trust Guarantee and those made part of such Trust Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the form of Trust Guarantee, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act. Each Trust Guarantee will be held by the Preferred Securities Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Conseco Trust.

GENERAL

     Unless otherwise specified in the applicable Prospectus Supplement, pursuant to each Trust Guarantee, the Company will agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities, the Guarantee Payments (as defined below) (except to the extent paid by such Conseco Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Conseco Trust may have or assert. The following payments or distributions with respect to the Preferred Securities (the "Guarantee Payments"), to the extent not paid by such Conseco Trust, will be subject to the Trust Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, to the extent such Conseco Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), to the extent such Conseco Trust has funds available therefor, with respect to any Preferred Securities called for redemption by such Conseco Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Conseco Trust (other than in connection with such distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities upon maturity or redemption of the Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such Conseco Trust has funds available therefor or (b) the amount of assets of such Conseco Trust remaining for distribution to holders of such Preferred Securities in liquidation of such Conseco Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable Conseco Trust to pay such amounts to such holders.

     Each Trust Guarantee will not apply to any payment of distributions except to the extent the applicable Conseco Trust shall have funds available therefor. If the Company does not make interest or principal payments on the Subordinated Debt Securities purchased by such Conseco Trust, such Conseco Trust will not pay distributions on the Preferred Securities issued by such Conseco Trust and will not have funds available therefor.

     The Company has also agreed to guarantee the obligations of each Conseco Trust with respect to the Common Securities (the "Common Guarantee") issued by such Conseco Trust to the same extent as the Trust Guarantee, except that, if an Event of Default under the Subordinated Indenture has occurred and is continuing, holders of Preferred Securities under the Trust Guarantee shall have priority over holders of the Common Securities under the Common Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

     Unless otherwise specified in the applicable Prospectus Supplement, in each Trust Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable Conseco Trust remain outstanding, if there shall have occurred any event of default under such Trust Guarantee or under the Declaration of such Conseco Trust, then (a) the Company will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan); (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank junior to the Subordinated Debt Securities issued to the applicable Conseco Trust and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to a Trust Guarantee).

MODIFICATION OF THE TRUST GUARANTEES; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent of such holders will be required), each Trust Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities of such Conseco Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in accompanying Prospectus Supplement. All guarantees and agreements contained in a Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable Conseco Trust then outstanding.

EVENTS OF DEFAULT

     An event of default under a Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities to which such Trust Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee in respect of such Trust Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Securities Guarantee Trustee under such Trust Guarantee.

     If the Preferred Securities Guarantee Trustee fails to enforce such Trust Guarantee, any record holder of Preferred Securities to which such Trust Guarantee relates may institute a legal proceeding directly against the Company to enforce the Preferred Securities Guarantee Trustee's rights under such Trust Guarantee without first instituting a legal proceeding against the applicable Conseco Trust, the Preferred Securities Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment under a Trust Guarantee, a record holder of Preferred Securities to which such Trust Guarantee relates may directly institute a proceeding against the Company for enforcement of such Trust Guarantee for such payment to the record holder of the Preferred Securities to which such Trust Guarantee relates of the principal of or interest on the applicable Subordinated Debt Securities on or after the respective due dates specified in the Subordinated Debt Securities, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities to which such Trust Guarantee relates. The Company has waived any right or remedy to require that any action be brought first against the applicable Conseco Trust or any other person or entity before proceeding directly against the Company. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be The Depository Trust Company acting at the direction of the beneficial owners of the Preferred Securities.

     The Company will be required to provide annually to the Preferred Securities Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under each outstanding Trust Guarantee and as to any default in such performance.

INFORMATION CONCERNING THE PREFERRED SECURITIES GUARANTEE TRUSTEE

     The Preferred Securities Guarantee Trustee, prior to the occurrence of a default to a Trust Guarantee, undertakes to perform only such duties as are specifically set forth in such Trust Guarantee and, after default with respect to such Trust Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Preferred Securities Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Trust Guarantee at the request of any holder of Preferred Securities to which such Trust Guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION

     Each Trust Guarantee will terminate as to the Preferred Securities issued by the applicable Conseco Trust upon full payment of the Redemption Price of all Preferred Securities of such Conseco Trust, upon distribution of the Subordinated Debt Securities held by such Conseco Trust to the holders of all of the Preferred Securities of such Conseco Trust or upon full payment of the amounts payable in accordance with the Declaration of such Conseco Trust upon liquidation of such Conseco Trust. Each Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Conseco Trust must restore payment of any sums paid under such Preferred Securities or such Trust Guarantee.

STATUS OF THE TRUST GUARANTEES

     The Trust Guarantees will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Subordinated Debt Securities, except those liabilities of the Company made pari passu or subordinate by their terms,
(ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Trust Guarantee relating thereto.

     Each Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under such Trust Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     The Trust Guarantees will be governed by and construed in accordance with the law of the State of New York.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     The Company may issue Stock Purchase Contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock, Preferred Stock or Depositary Shares at a future date or dates. The consideration per share of Common Stock, Preferred Stock or Depositary Shares may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock

Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock, Preferred Stock or Depositary Shares under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

                              PLAN OF DISTRIBUTION

     The Company and/or any Conseco Trust may sell any of the Securities being offered hereby in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; or (iv) directly to purchasers.

     The Prospectus Supplement with respect to the Securities will set forth the terms of the offering of the Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Securities and the proceeds to the Company and/or a Conseco Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or the applicable Conseco Trust to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

     If Securities are sold by means of an underwritten offering, the Company and/or the applicable Conseco Trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Securities, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Securities will be obligated to purchase all such Securities of a series if any are purchased.

     If a dealer is utilized in the sales of the Securities in respect of which this Prospectus is delivered, the Company and/or the applicable Conseco Trust will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Securities may be solicited directly by the Company and/or the applicable Conseco Trust and the sale thereof may be made by the Company and/or the applicable Conseco Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by the Company and/or the applicable Conseco Trust against certain liabilities, including liabilities under the Securities Act.

     Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

     Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company and/or the applicable Conseco Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company and/or the applicable Conseco Trust to indemnification or contribution by the Company and/or the applicable Conseco Trust against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for Conseco and its subsidiaries in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, the Company and/or the applicable Conseco Trust may authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase Securities from the Company and/or the applicable Conseco Trust at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of Securities pursuant to Contracts accepted by the Company and/or the applicable Conseco Trust.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     All statements, trend analyses and other information contained in this Prospectus, any Prospectus Supplement or any document incorporated by reference herein relative to markets for the products of the Company or Green Tree Financial Corporation ("Green Tree") and trends in the Company's or Green Tree's operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, among other things: (1) general economic conditions and other factors, including prevailing interest rate levels, short-term interest rate fluctuations, stock market performance and health care inflation, which may affect the ability of the Company to sell its products, the ability of Green Tree to make loans and access capital resources, the market value of the Company's or Green Tree's investments, the lapse rate and profitability of the Company's policies and the level of defaults and prepayments of loans made by Green Tree; (2) the Company's ability to achieve anticipated levels of operational efficiencies at recently acquired companies, as well as through other cost-saving initiatives; (3) customer response to new products, distribution channels and marketing initiatives; (4) mortality, morbidity, usage of health care services and other factors which may affect the profitability of the Company's insurance products; (5) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of the Company's products; (6) increasing competition in the sale of insurance and annuities and in the consumer finance business; (7) regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of insurance products, and health care regulation affecting the Company's supplemental health insurance products; (8) the availability and terms of future acquisitions; and (9) the risk factors or uncertainties listed from time to time in any Prospectus Supplement or any document incorporated by reference herein. In addition to the above, these statements are subject to uncertainties related to the synergies, charges and expenses associated with the Green Tree Merger.

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable Prospectus Supplement, the legal validity of Securities (other than the Preferred Securities) will be passed upon for the Company by John J. Sabl, Executive Vice President, General Counsel and Secretary of the Company. Mr. Sabl is a full-time employee of the Company and owns 75,000 shares and holds options to purchase 450,000 shares of Common Stock.

     Unless otherwise indicated in the applicable Prospectus Supplement, certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for the Conseco Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Conseco Trusts.

                                    EXPERTS

     The consolidated financial statements and schedules of the Company as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 incorporated by reference in this Prospectus, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports thereon included therein and are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Green Tree at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, included in the Current Report on Form 8-K dated June 3, 1998, which is incorporated by reference in this Prospectus, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report, given upon authority of such firm as experts in accounting and auditing.

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                                   12,000,000
                              PREFERRED SECURITIES

                               CONSECO FINANCING
                                   TRUST VII

                             9.44% TRUST ORIGINATED
                              PREFERRED SECURITIES
                                  ("TOPrS(SM)")
                           FULLY AND UNCONDITIONALLY
                                 GUARANTEED BY

                                 CONSECO, INC.

                  --------------------------------------------
                             PROSPECTUS SUPPLEMENT
                  --------------------------------------------

                              MERRILL LYNCH & CO.
                           A.G. EDWARDS & SONS, INC.
                                LEHMAN BROTHERS
                            PAINEWEBBER INCORPORATED
                             PRUDENTIAL SECURITIES
                               CIBC WORLD MARKETS
                           CREDIT SUISSE FIRST BOSTON

                                AUGUST 26, 1999

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